UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Zoetis Inc.

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT

zoetis

Zoetis Inc. 10 Sylvan Way Parsippany, NJ 07054

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS

WHEN Wednesday, May 15, 2019 10:00 a.m. Eastern Daylight Time WHERE Hilton Short Hills 41 John F. Kennedy Parkway Short Hills, New Jersey 07078 RECORD DATE Close of Business on March 21, 2019

ITEMS OF BUSINESS

1.   Election of Class III Directors until the 2022 Annual Meeting of Shareholders for a three-year term as set forth in this proxy statement

2.  An advisory vote to approve the company’s executive compensation (Say on Pay)

3.  Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for 2019

4.  Such other business as may properly come before the Annual Meeting of Shareholders

HOW TO VOTE
Shareholders of record on the Record Date are entitled to vote in the following ways:

Call 1 (800) 652-8683 (toll free) in the United States or Canada	Visit www.investorvote.com/zts	Return a properly completed, signed and dated proxy card	Attend the Annual Meeting of Shareholders in person and vote your shares

Sincerely yours,

Heidi C Chen

Executive Vice President,

General Counsel and Corporate Secretary

April 2, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019:

Zoetis Inc.’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2018 are available online at www.edocumentview.com/ZTS. We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about April 2, 2019, we mailed to our shareholders a notice of Internet availability of proxy materials. This notice contains instructions on how to access our Proxy Statement and 2018 Annual Report and vote online.

As used in this proxy statement, the terms “we”, “us”, “our”, the “company” or “Zoetis” refer to Zoetis Inc.

ZOETIS 2019 PROXY STATEMENT

PROXY SUMMARY

This summary highlights certain information in this proxy statement. As it is only a summary, please review the complete Zoetis Inc. Proxy Statement and 2018 Annual Report before you vote.

2019 ANNUAL MEETING

Time and Date	Wednesday, May 15, 2019, at 10:00 a.m. EDT
Place	Hilton Short Hills 41 John F. Kennedy Parkway Short Hills, New Jersey 07078
Record Date	Close of business on March 21, 2019
Voting	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.
Admission

We do not require tickets for admission to the meeting, but we do limit attendance to shareholders on the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification.

2018 BUSINESS HIGHLIGHTS

In 2018, our leadership team once again drove strong operating performance based on the three interconnected capabilities that have been critical to our success since becoming a public company: direct customer relationships, innovative research and development, and high-quality manufacturing and supply. We continued to deliver on our value proposition, growing revenue faster than the market and growing our adjusted net income faster than revenue; targeting key investment opportunities for growth; and returning excess capital to our shareholders.

[1]

Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange. Page 44 of our 2018 Annual Report on Form 10-K, filed with the SEC on February 14, 2019, contains a reconciliation of this non-GAAP financial measure to reported results under GAAP for 2018.

[2]

Adjusted net income and adjusted diluted EPS (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted EPS, excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Pages 46 to 51 of our 2018 Annual Report on Form 10-K, filed with the SEC on February 14, 2019, contain a reconciliation of these non-GAAP financial measures to reported results under GAAP for 2018.

ZOETIS 2019 PROXY STATEMENT	1

PROXY SUMMARY

MEETING AGENDA ITEMS

ITEM 1

ELECTION OF DIRECTORS

You are being asked to elect 4 directors – Juan Ramón Alaix, Paul M. Bisaro, Frank A. D’Amelio and Michael B. McCallister – to hold office until the 2022 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

SUMMARY INFORMATION ABOUT OUR DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Additional information about our directors can be found under “Information About Directors” on pages 5 to 11.

	Juan Ramón Alaix	Paul M. Bisaro	Frank A. D’Amelio	Sanjay Khosla	Michael B. McCallister	Gregory Norden	Louise M. Parent	Willie M. Reed	Linda Rhodes	Robert W. Scully	William C. Steere, Jr.

Experience, Skills, Expertise

Academia								✓	✓

Animal Health	✓		✓	✓		✓		✓	✓		✓

Consumer Products			✓	✓		✓					✓

Global Businesses	✓	✓	✓	✓		✓	✓			✓	✓

Life Sciences	✓	✓	✓	✓		✓		✓	✓		✓

Manufacturing & Supply			✓

Marketing & Sales	✓	✓		✓	✓						✓

Mergers & Acquisitions	✓	✓	✓	✓	✓	✓	✓			✓	✓

Other Public Company Board Member		✓	✓	✓	✓	✓	✓		✓	✓	✓

Public Company CEO	✓	✓			✓				✓		✓

Public Company CFO; or Finance and Accounting			✓			✓				✓

Public Company GC; Compliance, or Corporate Governance		✓					✓

Regulated Industries	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Research & Development								✓	✓

Demographic Background

Board Tenure

Full Years	6	3	6	5	6	6	5	5	1	5	6

Age (as of April 2, 2019)

Years Old	67	58	61	67	66	61	68	64	69	69	82

Gender

Male	M	M	M	M	M	M		M		M	M

Female							F		F

LGBTQ (optional reporting)

Identify as LGBTQ

Race* (optional reporting)

Black or African American								✓

American Indian or Alaska Native

Asian				✓

White	✓	✓	✓		✓	✓	✓		✓	✓	✓

Native Hawaiian or Other Pacific Islander

Other

Did not wish to identify

Ethnicity* (optional reporting)

Hispanic or Latino	✓

Not Hispanic or Latino		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Did not wish to identify

Director Nominee	Continuing Director	* Based on U.S. Census Bureau designations

.

ITEM 1 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. ALAIX, MR. BISARO, MR. D’AMELIO AND MR. MCCALLISTER.

2	ZOETIS 2019 PROXY STATEMENT

PROXY SUMMARY

ITEM 2

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY ON PAY)

You are being asked to approve, on an advisory basis, our executive officer compensation program as described in the Compensation Discussion and Analysis and the Executive Compensation Tables and accompanying narrative disclosure, as provided on pages 22 to 55 of this proxy statement. We believe that our program incentivizes and rewards our leadership for increasing shareholder value and aligns the interests of our leadership with those of our shareholders on an annual and long-term basis.

The Compensation Committee’s compensation-related actions in 2018 included the following:

●  Timing of Annual Base Salary Increases. The Committee approved a change to the effective date for 2018 base salary increases from April 1, 2018 to January 1, 2018, to simplify the compensation process and the related communications and disclosures, beginning with the disclosures included within this 2019 proxy statement. The CEO did not receive a base salary increase in 2018 and was not impacted by this change.

●  CEO Stock Ownership Requirement. The Committee annually reviews the stock ownership requirements of our NEOs, including the CEO, which are established as a multiple of each executive’s base salary, to encourage our NEOs to own and maintain a substantial stake in the company. In 2018, the Committee increased the stock ownership requirement for the CEO from 5 times to 6 times base salary to better align with practices reported by many of the companies in our compensation peer group.

●  Compensation Peer Group. As part of its annual review of our compensation peer group, the Committee made a few changes to the peer group for 2019 to provide a robust number of peer companies and a good balance of companies across the pharmaceutical, biotechnology, life sciences, and healthcare equipment industries that are more similar in size and scope to Zoetis. The revised peer group will be used by the Committee in making 2019 compensation decisions.

ITEM 2 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

ITEM 3

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

You are being asked to ratify our Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2019. KPMG has been our independent registered accounting firm since 2011.

The fees paid to KPMG are detailed on page 57.

One or more representatives of KPMG will be present at the 2019 Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

ITEM 3 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

ZOETIS 2019 PROXY STATEMENT	3

CORPORATE GOVERNANCE AT ZOETIS

ITEM 1	ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven directors divided into three classes. The directors hold office for staggered terms of three years and until their successors are elected and qualified, or until their earlier death, resignation or removal. One of the three classes is elected each year to succeed the directors whose terms are expiring. Our Board believes this structure is appropriate for the company as it allows for the continuity and stability of our Board and encourages a long-term strategic focus beneficial to the company and its stockholders.

The directors in Class III, whose terms expire at the 2019 Annual Meeting of Shareholders, are Juan Ramón Alaix, Paul M. Bisaro, Frank A. D’Amelio and Michael B. McCallister. Each of these directors has been nominated by the Board of Directors, upon the recommendation of its Corporate Governance Committee, to stand for election for a term expiring at the 2022 Annual Meeting of Shareholders.

The Corporate Governance Committee considers a number of factors and principles in determining the slate of director nominees for election to the company’s Board, as discussed in the section titled “Director Nominations” below. The Corporate Governance Committee and the Board have evaluated each of Mr. Alaix, Mr. Bisaro, Mr. D’Amelio and Mr. McCallister against the factors and principles Zoetis uses to select director nominees. Based on this evaluation, the Corporate Governance Committee and the Board have concluded that it is in the best interests of Zoetis and its shareholders for each of Mr. Alaix, Mr. Bisaro, Mr. D’Amelio and Mr. McCallister to continue to serve as a director of Zoetis.

Our Board has appointed Heidi C. Chen and Katherine H. Walden as proxies to vote your shares on your behalf. The proxies intend to vote for the election of Mr. Alaix, Mr. Bisaro, Mr. D’Amelio and Mr. McCallister unless you indicate otherwise on your proxy card, voting instruction form or when you vote by telephone or online. Each candidate has consented to being named in this proxy statement and serving as a director if elected. However, if any nominee is not able to serve, the Board can either designate a substitute nominee to serve in his or her place as a director or reduce the size of the Board. If the Board nominates another individual, the persons named as proxies may vote for such substitute nominee.

In order to be elected, a nominee must receive more votes cast “For” than “Against” his or her election. Abstentions and broker non-votes will have no effect on the outcome of the vote. See “Corporate Governance Principles and Practices—Majority Voting Standard for Director Elections” for more information about our procedures if a nominee fails to receive a majority of the votes in an uncontested election.

Our Board of Directors recommends that you vote on your proxy card or voting instruction form “For” the election of each of the Board’s nominees for election – Juan Ramón Alaix, Paul M. Bisaro, Frank A. D’Amelio and Michael B. McCallister – to serve as directors of Zoetis until our 2022 Annual Meeting and until their successors are elected and qualified, or until their earlier death, resignation or removal. The Board believes that each of these four nominees has a strong track record of being a responsible steward of shareholders’ interests and of bringing extraordinarily valuable insight, perspective and expertise to the Board. In each individual’s biography set forth on pages 6 to 11, we highlight specific experience, qualifications and skills that led the Board to conclude that each individual should continue to serve as a director of Zoetis.

ITEM 1 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MR. ALAIX, MR. BISARO, MR. D’AMELIO AND MR. MCCALLISTER AS DIRECTORS.

4	ZOETIS 2019 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

INFORMATION ABOUT DIRECTORS

OUR DIRECTORS

The following table sets forth certain information regarding the director nominees and the directors of the company whose terms will continue after the 2019 Annual Meeting of Shareholders.

Name	Age(1)	Position(s) with the Company	Term Expires
Juan Ramón Alaix	67	Chief Executive Officer and Director	2019(2)
Paul M. Bisaro*	58	Director	2019(2)
Frank A. D’Amelio*	61	Director	2019(2)
Sanjay Khosla*	67	Director	2021
Michael B. McCallister*	66	Non-Executive Chairman of the Board and Director	2019(2)
Gregory Norden*	61	Director	2020
Louise M. Parent*	68	Director	2020
Willie M. Reed*	64	Director	2021
Linda Rhodes*	69	Director	2021
Robert W. Scully*	69	Director	2020
William C. Steere, Jr.*	82	Director	2021

*	Independent Director

(1)	As of April 2, 2019.

(2)	Nominee for re-election at the 2019 Annual Meeting for a term expiring in 2022.

ZOETIS 2019 PROXY STATEMENT	5

CORPORATE GOVERNANCE AT ZOETIS

OUR DIRECTOR NOMINEES

JUAN RAMÓN ALAIX Age 67 Director since July 2012

Specific qualifications:

●  Knowledge and leadership of our company as its current CEO and former President of Pfizer Animal Health

●  Experience in animal health industry

●  Global business experience

●  Background in finance

Chief Executive Officer of our company since July 2012. From 2006 to 2012, Mr. Alaix served as President of Pfizer Animal Health, our predecessor company, and was responsible for its overall strategic direction and financial performance. Under his leadership, the company grew to become a $4.3 billion enterprise in 2012. Mr. Alaix has more than 35 years’ experience in finance and management, including 20 years in the human pharmaceutical industry. He joined Pfizer in 2003 and held various positions, including Regional President of Central/Southern Europe for Pfizer’s pharmaceutical business. Prior to that, Mr. Alaix held various positions with Pharmacia, including as Country President of Spain, from 1998 until Pharmacia’s acquisition by Pfizer in 2003. Earlier in his career he served in general management with Rhône-Poulenc Rorer in Spain and Belgium. In 2013, Mr. Alaix completed a two-year term as President of the International Federation for Animal Health (“IFAH”), now known as HealthforAnimals, and he continues to serve as a member of its board and executive committee. HealthforAnimals represents manufacturers of veterinary medicines, vaccines and other animal health products in both developed and emerging markets. In 2018, he was awarded the Deming Cup for Operational Excellence from the Columbia Business School for his achievements as CEO of Zoetis. A native of Spain, Mr. Alaix received a graduate degree in economics from the Universidad de Madrid. Mr. Alaix’ knowledge and leadership of our company, his business and management experience, and his experience in the animal health industry make him a valuable member of our Board.

PAUL M. BISARO Age 58 Director since May 2015

Specific qualifications:

●  Senior management experience, including as former CEO of Actavis plc and Impax Laboratories, Inc.

●  Experience in global healthcare and pharmaceutical industries

●  Expertise in mergers and acquisitions

●  Public company director experience

Executive Chairman of Amneal Pharmaceuticals Inc., a specialty pharmaceutical company, since May 2018. Amneal Pharmaceuticals was formed by the merger of Amneal Pharmaceuticals LLC and Impax Laboratories, Inc., where Mr. Bisaro formerly served as President and Chief Executive Officer from March 2017 to May 2018. Mr. Bisaro was the Executive Chairman of the board of directors of Allergan plc (formerly Actavis plc) from July 2014 to October 2016. Until June 2014, Mr. Bisaro served as Board Chairman, President and Chief Executive Officer of Actavis, a global pharmaceutical company (formerly Watson Pharmaceuticals). He was appointed President, Chief Executive Officer and a member of the board of Watson Pharmaceuticals in September 2007; and was later appointed Chairman of the board of Watson Pharmaceuticals in October 2013. Prior to joining Watson, Mr. Bisaro was President, Chief Operating Officer and a member of the board of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company, from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr, and from 1997 to 1999 served in various additional capacities including Senior Vice President – Strategic Business Development. Prior to joining Barr, Mr. Bisaro was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds from 1989 to 1992. Mr. Bisaro currently serves on the Board of Visitors of The Catholic University of America’s Columbus School of Law. Mr. Bisaro previously served on the boards of Allergan plc from 2007 to 2018 and Zimmer Biomet Holdings, Inc., a world leader in musculoskeletal health solutions, from 2013 to 2017. Mr. Bisaro holds an undergraduate degree in General Studies from the University of Michigan and a Juris Doctor from The Catholic University of America in Washington, D.C. Mr. Bisaro’s business, management and leadership experience, his understanding of the pharmaceutical industry, and his public company board experience make him a valuable member of our Board.

6	ZOETIS 2019 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

FRANK A. D’AMELIO Age 61 Director since July 2012	Specific qualifications: ● Senior management experience ● Experience in finance and accounting ● Expertise in mergers and acquisitions ● Global business experience ● Public company director experience

Chief Financial Officer and Executive Vice President, Global Supply and Business Operations of Pfizer, a global pharmaceutical company, since October 2018, where he serves as a member of Pfizer’s Senior Executive Leadership Team. Mr. D’Amelio previously served as Pfizer’s Executive Vice President, Business Operations and Chief Financial Officer from December 2010 to September 2018. He joined Pfizer in September 2007 and held various positions, including Senior Vice President and Chief Financial Officer. From November 2006 to August 2007, Mr. D’Amelio was the Senior Executive Vice President of Integration and Chief Administrative Officer at Alcatel-Lucent, S.A., a global telecommunications equipment company. Prior to the merger of Alcatel and Lucent Technologies in 2006, Mr. D’Amelio was the Chief Operating Officer of Lucent Technologies, with responsibility for leading business operations, including sales, the product groups, the services business, the supply chain, information technology operations, human resources and labor relations. In 2001, he was appointed Executive Vice President and Chief Financial Officer of Lucent and in 2004 was promoted to be Executive Vice President, Chief Administrative Officer and Chief Financial Officer and helped lead the company through one of the most challenging periods in the telecom industry’s history and returned the company to profitability. In this role, Mr. D’Amelio was responsible for management and oversight of all financial, accounting, real estate and labor relations operations and the operational aspects of the legal and human resources organizations. Mr. D’Amelio currently serves as a member of the board of Humana Inc., a health care company that offers a wide range of insurance products and health and welfare services. He also serves on the board of the Independent College Fund of New Jersey, and formerly served as a member of the National Advisory Board of JPMorgan Chase & Co. Mr. D’Amelio earned his MBA in Finance from St. John’s University and his bachelor’s degree in Accounting from St. Peter’s College. Mr. D’Amelio’s senior management experience and finance expertise, along with his public company board experience, make him a valuable member of our Board.

MICHAEL B. MCCALLISTER Age 66 Director since January 2013; Board Chair since June 2013	Specific qualifications: ● Senior management experience, including as former CEO of Humana ● Accounting background ● Corporate governance experience ● Public company director experience

Former Chairman of the Board and CEO of Humana Inc. Humana is a health care company that offers a wide range of insurance products and health and welfare services. Mr. McCallister joined Humana in 1974, and was its Chief Executive Officer from February 2000 until his retirement in December 2012. During his tenure as CEO, Humana gained a reputation as one of the industry’s leading people-focused innovative companies, leveraging products, processes and technology to help individuals take control of their own health. He also served as Chairman of the Board of Humana from 2010 to 2013. Mr. McCallister served for many years on the board of the Business Roundtable and was Chairman of its Health and Retirement Task Force. He currently serves on the boards of AT&T and Fifth Third Bank. Mr. McCallister holds a bachelor’s degree in accounting from Louisiana Tech University and an MBA from Pepperdine University. Mr. McCallister’s senior management experience in the health care industry, along with his public company board experience, make him a valuable member of our Board.

ZOETIS 2019 PROXY STATEMENT	7

CORPORATE GOVERNANCE AT ZOETIS

CONTINUING DIRECTORS

SANJAY KHOSLA Age 67 Director since June 2013

Specific qualifications:

●  International business and management experience

●  Global operational experience, including in developing markets

●  Experience in animal health industry

●  Public company director experience

Former Executive Vice President and President, Developing Markets of Mondelēz International from 2007 to 2013. Mr. Khosla brings more than 35 years of international business experience from his career with food, beverage and consumer product leaders such as Mondelēz, Kraft and Unilever, where he managed various business units, particularly in developing markets. As President, Kraft Foods, Developing Markets (now Mondelēz International) from 2007 to 2013, Mr. Khosla transformed the $5 billion business into a $16 billion business, while significantly improving profitability. He also has animal health experience from his three-year tenure from 2004 to 2007 as Managing Director of Fonterra Brands and Food Service, a multinational dairy cooperative based in New Zealand. Mr. Khosla formerly served on the board of Iconix Brand Group, Inc., a company that licenses and markets a portfolio of consumer brands, from 2016 to 2018. From 2008 until 2015, he served on the board of Best Buy, Inc., a specialty retailer of consumer electronics, personal computers, entertainment software and appliances, and from 2002 to 2017, he served on the board of NIIT, Ltd., a company involved in technology-related educational services. Mr. Khosla holds a bachelor’s degree in electrical engineering from the Indian Institute of Technology in New Delhi. Mr. Khosla also completed the Advance Management Program at Harvard Business School. Mr. Khosla is currently a senior fellow and adjunct professor at the Kellogg School of Management, Northwestern University and a Senior Advisor for the Boston Consulting Group. Mr. Khosla is also CEO of Bunnik LLC, a management consulting firm. Mr. Khosla’s international business and management experience, along with his public company board experience, make him a valuable member of our Board.

GREGORY NORDEN Age 61 Director since January 2013

Specific qualifications:

●  Corporate finance experience, including as former Chief Financial Officer of Wyeth

●  Experience in global healthcare and pharmaceutical industries

●  Background in accounting as an audit manager at a major accounting firm

●  Public company director experience

Former Chief Financial Officer of Wyeth. Prior to his role as Chief Financial Officer of Wyeth, Mr. Norden held various senior positions with Wyeth Pharmaceuticals and American Home Products. Prior to his affiliation with Wyeth, Mr. Norden served as Audit Manager at Arthur Andersen & Co. Mr. Norden currently serves on the boards of Entasis Therapeutics, a leader in the discovery and development of breakthrough anti-infective products; NanoString Technologies, a provider of life science tools for translational research and development of molecular diagnostic products; Royalty Pharma, a leader in the acquisition of revenue-producing intellectual property; and Univision, the leading media company serving Hispanic America. Mr. Norden is a former director of Welch Allyn, where he served until 2015; Lumara Health, where he served until 2014; and Human Genome Sciences, Inc., where he served until 2012. In addition, Mr. Norden is the Managing Director of G9 Capital Group LLC, which invests in early stage ventures and provides corporate finance advisory services. Mr. Norden’s background in finance and experience as a senior executive in the global healthcare and pharmaceutical industries, along with his public company board experience, make him a valuable member of our Board.

8	ZOETIS 2019 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

LOUISE M. PARENT Age 68 Director since August 2013

Specific qualifications:

●  Experience in corporate governance and board matters

●  Compliance and risk management experience

●  Operations and senior management experience as former General Counsel and executive of American Express

●  Global business experience

●  Legal background

Former Executive Vice President and General Counsel of American Express Company, a global services company that provides charge and credit card products and travel-related services, from 2003 to 2013. Since early 2014, Ms. Parent has served as Of Counsel at the law firm of Cleary Gottlieb Steen & Hamilton LLP. Ms. Parent brings deep experience in corporate governance and board matters, and in compliance and risk management, gained during her tenure with American Express, where she worked extensively with the Audit, Compensation, and Nomination and Governance committees in her role as General Counsel. Ms. Parent also served on the operating committee and global management team of American Express from 2003 through 2013, was a member of the board of American Express Centurion Bank through 2013 and served on the Supervisory Board of Deutsche Bank AG from 2014 to 2018. Ms. Parent currently serves on the board of Fidelity National Information Services Inc., a global financial services technology company. Ms. Parent holds a bachelor’s degree from Smith College and a law degree from Georgetown University Law Center. Ms. Parent’s experience in corporate governance, compliance, risk management and global management makes her a valuable member of our Board.

WILLIE M. REED Age 64 Director since March 2014

Specific qualifications:

●  Thought leadership in the animal health community

●  Doctorate in veterinary medicine and pathology

●  Avian pathology, diagnostic medicine and infectious diseases expert

●  Expertise in veterinary medicines and vaccines

●  Senior management experience

Dean of the College of Veterinary Medicine at Purdue University since 2007. Dr. Reed has more than 30 years of experience in animal health and veterinary medicine, gained during his tenure at Purdue University and Michigan State University, and as a Diplomate of the American College of Veterinary Pathologists and Charter Diplomate of the American College of Poultry Veterinarians. Dr. Reed has served as President of the Association of American Veterinary Medical Colleges, President of the American Association of Veterinary Laboratory Diagnosticians, President of the American Association of Avian Pathologists and Chair of the American Veterinary Medical Association Council on Research. He has served on a number of committees for the National Institutes of Health and the United States Department of Agriculture. Dr. Reed has a DVM from Tuskegee University, and a Ph.D. in Veterinary Pathology from Purdue University. Dr. Reed’s expertise in veterinary medicines and vaccines and his thought leadership in the animal health community make him a valuable member of our Board.

ZOETIS 2019 PROXY STATEMENT	9

CORPORATE GOVERNANCE AT ZOETIS

LINDA RHODES Age 69 Director since August 2017

Specific qualifications:

●  Broad animal health industry experience, including as CEO of animal health start-up company and founder of an animal health contract research organization

●  Experience in private veterinary practice

●  Doctorates in veterinary medicine and physiology

●  Public company director experience

Former Chief Scientific Officer and Chief Executive Officer of Aratana Therapeutics. Dr. Rhodes served as Chief Scientific Officer of Aratana Therapeutics from 2012 to 2016 and served as its Chief Executive Officer and Board member from 2011 to 2012. Dr. Rhodes has extensive experience as a research scientist, academic, veterinary practitioner and business leader, spanning nearly 30 years across the animal health industry. She is a founder of AlcheraBio, LLC, a veterinary contract research organization, and held various research positions with Merial, Merck and Company, and Sterling-Winthrop Drug Company. Dr. Rhodes also held several teaching positions and worked as a bovine veterinarian in private practice for many years. Dr. Rhodes served as a member of the Board of Directors of ImmuCell Corporation from 2005 until 2017. She is currently an adjunct faculty member of the Graduate Program in Endocrinology and Animal Biosciences at Rutgers University in New Brunswick, New Jersey. She serves on the Scientific Advisory Board of the Found Animals Foundation and on the Board of Directors of the Alliance for Contraception in Cats and Dogs. Dr. Rhodes earned her Ph.D. in Physiology from Cornell University and her VMD from the University of Pennsylvania. Dr. Rhodes’ experience as a research scientist, academic, veterinary practitioner, entrepreneur and business leader, her public company board experience and her knowledge of the animal health business make her a valuable member of our Board.

ROBERT W. SCULLY Age 69 Director since June 2013

Specific qualifications:

●  Experience in financial services

●  Mergers and acquisitions expertise

●  Global management experience

●  Public company director experience

●  Public company experience in risk management, audit and financial reporting

Former member of the Office of the Chairman of Morgan Stanley. Mr. Scully has nearly 35 years of experience in the financial services industry. He served as a member of the Office of the Chairman of Morgan Stanley from 2007 until his retirement in January 2009, where he had previously been Co-President of the firm, Chairman of global capital markets and Vice Chairman of investment banking. Prior to joining Morgan Stanley in 1996, he served as a Managing Director at Lehman Brothers and at Salomon Brothers Inc. He currently serves on the boards of KKR & Co. Inc., a private equity and asset management firm; Chubb Limited, a global property and casualty company; and UBS Group AG, a global financial services company. Previously, he served as a director of Bank of America Corporation, GMAC Financial Services and MSCI Inc., and as a Public Governor of FINRA, Inc., the Financial Industry Regulatory Authority. Mr. Scully holds a bachelor’s degree from Princeton University and an MBA from Harvard Business School, where he previously served on its Board of Dean’s Advisors. Mr. Scully’s global management experience, financial acumen, M&A expertise and investor insights, along with his public company board experience, make him a valuable member of our Board.

10	ZOETIS 2019 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

WILLIAM C. STEERE, JR. Age 82 Director since January 2013	Specific qualifications: ● Senior management experience, including as former CEO of Pfizer ● Knowledge of animal health business ● Global business experience ● Public company director experience

Chairman Emeritus of Pfizer, a global biopharmaceutical company, since July 2001. Mr. Steere joined Pfizer in 1959 and held various positions, including Chief Executive Officer from 1991 until 2000, Chairman of the board of directors from 1992 until 2001, and member of the board of directors until 2011. Mr. Steere also served on the boards of Dow Jones & Company, Inc. until 2007; MetLife, Inc. until 2010; and Health Management Associates, Inc. until 2014. Mr. Steere’s business and senior management experience, his public company board experience and his knowledge of the animal health business obtained through his service with Pfizer make him a valuable member of our Board.

ZOETIS 2019 PROXY STATEMENT	11

CORPORATE GOVERNANCE AT ZOETIS

KEY CORPORATE GOVERNANCE FEATURES

Topic	Zoetis Key Corporate Governance Feature
Board Independence and Expertise

●   All directors are independent other than our CEO

●   Board consists of highly qualified, experienced and diverse directors with relevant expertise for overseeing our strategy, capital allocation, performance, succession planning and risk

Independent Board Chair	● Board Chair is an independent director and is elected by the Board annually
Board Committees	● Four Board committees: Audit, Compensation, Corporate Governance, Quality and Innovation ● All committees are composed entirely of independent directors
Executive Sessions	● Directors hold regularly scheduled executive sessions where directors can discuss matters without management presence ● Independent Board Chair presides over all executive sessions of the Board
Board Oversight of Risk	● Risk oversight by full Board and committees
Proxy Access	● Proactively adopted a proxy access right for shareholders in 2016
Board Oversight of Management Succession	● Board regularly reviews and discusses succession plans for CEO and other key executives
Board Self-Evaluation	● Our Board conducts an annual self-evaluation of itself and each of its committees
Accountability

●   In uncontested director elections, our directors are elected by a majority of votes cast

●   Each share of common stock is entitled to one vote

●   Processes in place to facilitate communication with shareholders and other stakeholders

●   Ongoing communication between our Board (including the Board Chair and Committee Chairs) and management

●   Anti-hedging and anti-pledging policies covering directors and employees

●   Claw-back policy covering incentive compensation paid to executives

Director Stock Ownership	● Each non-employee director is required to hold Zoetis stock worth at least $500,000 (including share equivalent units), to be acquired within five years of joining our Board
Open Lines of Communication

●   Board promotes open and frank discussions with senior management

●   Our directors have access to all members of management and other employees and are authorized to hire outside advisors at the company’s expense

Board Refreshment	● Led by the Corporate Governance Committee, the Board regularly reviews the Board’s composition
Director Orientation and Continuing Education

●   Comprehensive orientation for new directors

●   Continuing education consisting of in-house presentations, presentations by industry and subject matter experts, third-party director courses and site and customer visits

Board Diversity	● Diverse board with female and racial/ethnic representation ● Board considers diversity of experience and background when evaluating director nominees

12	ZOETIS 2019 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

DIRECTOR INDEPENDENCE

It is the policy of our company, and a requirement under New York Stock Exchange (“NYSE”) listing standards, that a majority of our Board consists of independent directors. To assist it in determining director independence, our Board has adopted categorical independence standards, referred to as our Director Qualification Standards, which meet the independence requirements of the NYSE. Our Director Qualification Standards can be found on our website at www.zoetis.com under About Us—Corporate Governance.

To be considered “independent” under our Director Qualification Standards, a director must be determined by our Board to have no material relationship with the company other than as a director. In addition, under our Director Qualification Standards, a director is not independent if the director is, or has been within the last three years, an employee of the company or an employee of any subsidiary of the company’s consolidated group for financial reporting.

In 2018, our Board of Directors consisted of eleven directors, ten of whom were determined by our Board to be independent under our Director Qualification Standards and one of whom was not independent under those standards. The independent directors during this period were Paul M. Bisaro, Frank A. D’Amelio, Sanjay Khosla, Michael B. McCallister, Gregory Norden, Louise M. Parent, Willie M. Reed, Linda Rhodes, Robert W. Scully and William C. Steere, Jr. The only non-independent director in 2018 was Juan Ramón Alaix, who is not an independent director because he is employed as the company’s CEO.

On February 12, 2019, our Board completed its annual review of director independence and affirmatively determined that Ms. Parent, Dr. Reed, Dr. Rhodes, and Messrs. Bisaro, D’Amelio, Khosla, McCallister, Norden, Scully and Steere are independent under NYSE listing standards and our Director Qualification Standards.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Principles, which can be found on our website at www.zoetis.com under About Us—Corporate Governance, provide the Board flexibility in determining its leadership structure. Currently, Juan Ramón Alaix serves as our CEO and Michael B. McCallister serves as Chairman of our Board. The Board believes that this leadership structure, which separates the CEO and the Board Chair roles, is optimal at this time because it allows Mr. Alaix to focus on operating and managing our company, while Mr. McCallister can focus on the leadership of the Board. The Board Chair presides over all meetings of our shareholders and of the Board as a whole, including its executive sessions, and performs such other duties as may be designated in our By-laws or by the Board. The Board periodically evaluates our leadership structure and will determine whether continuing the separate roles of CEO and Board Chair is in the best interest of the company and its shareholders based on circumstances existing at the time.

DIRECTOR ATTENDANCE

During 2018, our Board met eight times. Each of our directors attended at least 75% of the meetings of the Board and Board committees on which he or she served during 2018.

ZOETIS 2019 PROXY STATEMENT	13

CORPORATE GOVERNANCE AT ZOETIS

BOARD COMMITTEE MEMBERSHIP

Our Board has a standing Audit Committee, Compensation Committee, Corporate Governance Committee, and Quality and Innovation Committee. The written charter of each of our standing committees is available on our website at www.zoetis.com under About Us—Corporate Governance. Each committee has the authority to hire outside advisors at the company’s expense. All of the members of each of our committees are independent under NYSE listing standards and our Director Qualification Standards, and the members of our Audit Committee and Compensation Committee satisfy the additional NYSE and Exchange Act (in the case of the Audit Committee) independence requirements for members of audit and compensation committees. The following table lists the Chair and current members of each committee and the number of meetings held in 2018.

Committee

Name	Independent	Audit	Compensation	Corporate Governance	Quality and Innovation

Juan Ramón Alaix	no

Paul M. Bisaro	yes

Frank A. D’Amelio	yes

Sanjay Khosla	yes

Michael B. McCallister	yes

Gregory Norden	yes

Louise M. Parent	yes

Willie M. Reed	yes

Linda Rhodes	yes

Robert W. Scully	yes

William C. Steere, Jr.	yes

Number of Meetings in 2018		7	6	5	4

                     Chair              Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Robert W. Scully (Chair), Paul M. Bisaro, Sanjay Khosla, Gregory Norden and Louise M. Parent. All of the current members are independent under NYSE listing standards (including the additional standards applicable to members of compensation committees) and our Director Qualification Standards. None of the current members is a former or current officer or employee of Zoetis or any of its subsidiaries. None of the current members has any relationship that is required to be disclosed under this caption under the rules of the SEC. During 2018, no executive officers of the company served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the company’s Compensation Committee or Board.

14	ZOETIS 2019 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

PRIMARY RESPONSIBILITIES OF BOARD COMMITTEES

Board Committees	Responsibilities
AUDIT COMMITTEE All Members Independent All Members Financially Literate Each of Mr. D’Amelio, Mr. Norden and Mr. Scully qualifies as an “audit committee financial expert”

●   Oversees the integrity of our financial statements and system of internal controls

●   Sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent public accounting firm

●   Oversees the performance of our internal audit function

●   Reviews reports from management, legal counsel and third parties (including our independent public accounting firm) relating to the status of our compliance with laws, regulations and internal procedures

COMPENSATION COMMITTEE All Members Independent

●   Responsible for approving our overall compensation philosophy

●   Oversees our compensation and benefit programs, policies and practices and manages the related risks

●   Annually establishes the corporate goals and objectives relevant to the compensation of our CEO, reviews the goals established by our CEO for our other executive officers and evaluates their performance in light of these goals

●   Recommends to the Board the compensation of our CEO and approves the compensation of our other executive officers

●   Administers our incentive and equity-based compensation plans

CORPORATE GOVERNANCE COMMITTEE All Members Independent

●   Responsible for the company’s corporate governance practices, policies and procedures

●   Identifies and recommends candidates for election to our Board; recommends members and chairs of Board committees

●   Advises on and recommends director compensation for approval by the Board

●   Administers our policies and procedures regarding related person transactions

QUALITY AND INNOVATION COMMITTEE All Members Independent

●   Evaluates our strategy, activities, results and investment in research and development and innovation

●   Oversees compliance with processes and internal controls relating to our manufacturing quality and environmental, health and safety (“EHS”) programs; reviews organizational structures and qualifications of key personnel in our supply chain, manufacturing quality and EHS functions

BOARD’S ROLE IN RISK OVERSIGHT

As one of its primary responsibilities, the Board of Directors as a whole and through its committees oversees the company’s risk management, including our Enterprise Risk Management program. Management provides regular reports to the Board on the areas of material risk to the company, and the Board discusses with management the company’s major and emerging risks, including operational, technology, privacy, data and physical security, disaster recovery, legal and regulatory risks. In addition, the Board regularly reviews the company’s strategy, finances, operations, legal and regulatory developments, research and development, manufacturing quality and competitive environment, as well as the risks related to these areas.

The Audit Committee oversees the management of risks related to financial reporting and the annual internal audit risk assessment, which identifies and prioritizes risks related to the company’s internal controls in order to develop internal audit plans for future fiscal years. The Compensation Committee oversees the management of risks relating to our compensation plans and arrangements. The Corporate Governance Committee oversees risks associated with potential conflicts of interest and the management of risks associated with the independence of the Board, as well as the effectiveness of our Corporate Governance Principles and the Board’s compliance with our Code of Business Conduct and Ethics. The Quality and Innovation Committee oversees risks related to manufacturing quality and environmental, health and safety matters, as well as risks associated with our strategy and investments in research and development and external innovation. Each committee of the Board provides periodic reports to the full Board regarding their areas of responsibility and oversight. We believe that our Board’s active role in risk oversight supports our efforts to manage areas of material risk to the company.

ZOETIS 2019 PROXY STATEMENT	15

CORPORATE GOVERNANCE AT ZOETIS

BOARD’S ROLE IN CEO AND MANAGEMENT SUCCESSION

Our Board is responsible for planning for succession to the position of CEO as well as other senior management positions. Our Board works together with the CEO to review annual assessments of senior management and other persons considered potential successors to certain senior management positions.

MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS

Our By-laws contain a majority voting standard for all uncontested director elections. Under this standard, a director is elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. Our Corporate Governance Principles provide that every nominee for director is required to agree to tender his or her resignation if he or she fails to receive the required majority vote in an uncontested director election. Our Corporate Governance Committee will recommend, and our Board of Directors will determine, whether or not to accept such resignation. The Board will then publicly disclose its decision-making process and the reasons for its decision.

In the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast. Under this standard, in a contested election the directors receiving the highest number of votes in favor of their election will be elected as directors.

BOARD EVALUATION

Our Board conducts an annual self-evaluation of itself and its committees to assess its effectiveness and to identify opportunities for improvement. Our Board has successfully used this process to evaluate Board and committee effectiveness and identify opportunities to strengthen the Board, and believes that this process supports its continuous improvement.

DIRECTOR NOMINATIONS

The Corporate Governance Committee considers and recommends the annual slate of director nominees for approval by the full Board. When evaluating director candidates, the Corporate Governance Committee considers, among other factors: the candidate’s integrity; independence; leadership and ability to exercise sound judgment; animal health or veterinary expertise; public company executive or board experience; significant operations, manufacturing or research and development experience; as well as other areas relevant to the company’s global business. The Corporate Governance Committee is responsible for considering the appropriate size and needs of the Board, and may develop and recommend to the Board additional criteria for Board membership. Diversity of experience, background and thought among Board members is an important factor in the selection of directors.

The Corporate Governance Committee will consider director candidates recommended by shareholders. Recommendations should be sent to the Chair of the Corporate Governance Committee (in the manner described below) by November 18, 2019, to be considered for the 2020 annual meeting. The Corporate Governance Committee evaluates candidates recommended by shareholders under the same criteria it uses for other director candidates. Shareholders may also submit nominees for election at an annual or special meeting of shareholders by following the procedures set forth in our By-laws, which are summarized on page 67.

16	ZOETIS 2019 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

BOARD REFRESHMENT

Board development and director succession is an integral part of the company’s long-term strategy. Our Board maintains a rigorous board refreshment process, spearheaded by the Corporate Governance Committee, focused on identifying and evaluating potential board candidates. Information about how we select our director nominees can be found in the section titled “Director Nominations.”

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Under our Corporate Governance Principles, our CEO is responsible for establishing effective communications with the company’s stakeholder groups, including shareholders, customers, employees, communities, suppliers, creditors, governments, corporate partners and other interested parties. While it is our policy that management speaks for the company, non-employee directors, including the Board Chair, may meet with stakeholders, but in most circumstances such meetings will be held with management present.

Stakeholders and other interested parties may communicate with the following Board and committee Chairs at the following email addresses:

Stakeholders and other interested parties may also write to any of our outside directors, including the Board and committee Chairs, by directing the communication to Katherine H. Walden, Vice President, Chief Governance Counsel and Assistant Secretary, Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054.

Communications are distributed to the Board, or to any individual director as appropriate, depending on the facts and circumstances outlined in the communication, but exclude spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys and business solicitations or advertisements. Material that is unduly hostile, threatening, illegal or similarly unsuitable will also be excluded. However, any communication that is excluded under our policy will be made available to any director upon his or her request.

ATTENDANCE OF DIRECTORS AT ANNUAL MEETING OF SHAREHOLDERS

We believe that it is important for directors to directly hear concerns expressed by stakeholders and other interested parties. It is our policy that all Board members are expected to attend the Annual Meeting of Shareholders. All Board members attended our 2018 Annual Meeting of Shareholders.

CODE OF ETHICS

All of our employees, including our CEO, Chief Financial Officer and Controller, are required to abide by our policies on business conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of our Code of Conduct can be found on our website www.zoetis.com under About Us—Corporate Compliance. We have also adopted a separate Code of Business Conduct and Ethics for members of our Board of Directors, a copy of which can be found on our website www.zoetis.com under About Us—Corporate Governance. We will disclose any future amendments to, or waivers from, provisions of these Codes affecting our directors or executive officers on our website as required under applicable SEC and NYSE rules.

ZOETIS 2019 PROXY STATEMENT	17

CORPORATE GOVERNANCE AT ZOETIS

COMPENSATION OF DIRECTORS

2018 COMPENSATION OF DIRECTORS

We provide competitive compensation to our non-employee directors that enables us to attract and retain high quality directors, provides them with compensation at a level that is consistent with our compensation objectives, and encourages their ownership of our stock to further align their interests with those of our shareholders. Directors who are our full-time employees receive no additional compensation for service as a member of our Board of Directors.

In 2018, our non-employee directors’ compensation consisted of:

●	an annual cash retainer of $100,000;

●	an additional cash retainer of $150,000 for the Chairman of the Board of Directors and an additional cash retainer of $25,000 for any committee chairperson; and

●

an equity retainer to each non-employee director upon his or her first election as such and annually thereafter with a value of $200,000 on the date of grant, based upon the closing price of shares of Zoetis common stock on that date.

The equity retainer is granted in the form of restricted stock units that vest on the third anniversary of the date of grant.

In 2018, we granted equity retainers in the form of restricted stock units, valued at $200,000 in the aggregate for each director on the date of grant. Each of Ms. Parent, Drs. Reed and Rhodes and Messrs. Bisaro, D’Amelio, Khosla, Norden, McCallister, Scully and Steere received 2,730 restricted stock units valued at $73.24 per share.

Each restricted stock unit earns dividend equivalents which are credited as additional restricted stock units. Each non-employee director has a right to receive the shares of Zoetis common stock underlying the restricted stock units on the third anniversary of the date of grant of the restricted stock units (or in the case of dividend equivalents, on the third anniversary of the date of grant of the underlying restricted stock units), subject to the director’s continued service through such vesting date and subject to earlier vesting and settlement upon certain specific events.

18	ZOETIS 2019 PROXY STATEMENT

CORPORATE GOVERNANCE AT ZOETIS

The following table summarizes the total compensation earned in 2018 by each of our directors who served as a non-employee director during 2018.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)(3)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)

Paul M. Bisaro(4)	$125,000	$200,000	–	–	–	–	$325,000

Frank A. D’Amelio(5)	$100,000	$200,000	–	–	–	–	$300,000

Sanjay Khosla(5)	$100,000	$200,000	–	–	–	–	$300,000

Michael B. McCallister(6)	$275,000	$200,000	–	–	–	–	$475,000

Gregory Norden(7)	$125,000	$200,000	–	–	–	–	$325,000

Louise M. Parent(5)	$100,000	$200,000	–	–	–	–	$300,000

Willie M. Reed(5)	$100,000	$200,000	–	–	–	–	$300,000

Linda Rhodes(5)	$100,000	$200,000					$300,000

Robert W. Scully(8)	$125,000	$200,000	–	–	–	–	$325,000

William C. Steere, Jr.(5)	$100,000	$200,000	–	–	–	–	$300,000

(1)

Non-employee directors may defer the receipt of up to 100% of their annual cash retainer under the Zoetis Amended and Restated Non-Employee Director Deferred Compensation Plan (the “Director Deferral Plan”). Any deferrals under this plan are credited as phantom stock units in the Zoetis stock fund or an alternate investment fund, with each phantom unit representing one share of Zoetis common stock. Phantom units in the Zoetis stock fund receive dividend equivalent rights but do not receive voting rights. Deferrals will be settled in cash following the director’s separation from service. During 2018, two directors, Ms. Parent and Mr. Steere, deferred all of their cash retainers into their respective accounts under the Director Deferral Plan.

(2)

The amounts in the Stock Awards column reflect the aggregate grant date value of restricted stock units granted to directors in 2018 calculated in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock unit granted to each non-employee director on February 13, 2018, was $73.24. Restricted stock units accrue dividend equivalents. Restricted stock units vest and are settled in shares of Zoetis common stock on the third anniversary of the date of grant, subject to the director’s continued service through such vesting date and subject to earlier vesting and settlement upon certain specified events. Dividend equivalents vest and are settled in shares of Zoetis common stock on the third anniversary of the date of grant of the underlying restricted stock units, subject to the director’s continued service through such vesting date and subject to earlier vesting and settlement upon certain specified events. As of December 31, 2018, the aggregate number of restricted stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. Bisaro, 10,560; Mr. D’Amelio, 10,560; Mr. Khosla, 10,560; Mr. McCallister, 10,560; Mr. Norden, 10,560; Ms. Parent, 10,560; Dr. Reed, 10,560; Dr. Rhodes, 5,977; Mr. Scully, 10,560; and Mr. Steere, 10,560.

(3)

Prior to 2015, each non-employee director was granted an equity retainer in the form of deferred stock units upon his or her election to the Board and annually thereafter. Deferred stock units vest fully on the date of grant, accrue dividend equivalents and are settled in Zoetis common stock only upon the director’s separation from service with the company. As of December 31, 2018, the aggregate number of deferred stock units (including dividend equivalents) held by each current non-employee director was as follows: Mr. D’Amelio, 9,542; Mr. Khosla, 9,542; Mr. McCallister, 10,314; Mr. Norden, 10,314; Ms. Parent, 9,542; Dr. Reed, 4,692; Mr. Scully, 9,542; and Mr. Steere, 10,314.

(4)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2018, (b) a cash retainer of $25,000 for service as Chair of the Quality and Innovation Committee during 2018 and (c) an equity retainer of 2,730 restricted stock units granted on February 13, 2018 with a grant date fair value of $200,000.

(5)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2018 and (b) an equity retainer of 2,730 restricted stock units granted on February 13, 2018 with a grant date fair value of $200,000.

(6)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2018, (b) a cash retainer of $150,000 for service as Chair of the Board during 2018, (c) a cash retainer of $25,000 for service as Chair of the Corporate Governance Committee during 2018 and (d) an equity retainer of 2,730 restricted stock units granted on February 13, 2018 with a grant date fair value of $200,000.

(7)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2018, (b) a cash retainer of $25,000 for service as Chair of the Audit Committee during 2018 and (c) an equity retainer of 2,730 restricted stock units granted on February 13, 2018 with a grant date fair value of $200,000.

(8)

Represents (a) a cash retainer of $100,000 for service to the Board as a non-employee director during 2018, (b) a cash retainer of $25,000 for service as Chair of the Compensation Committee during 2018 and (c) an equity retainer of 2,730 restricted stock units granted on February 13, 2018 with a grant date fair value of $200,000.

ZOETIS 2019 PROXY STATEMENT	19

CORPORATE GOVERNANCE AT ZOETIS

DIRECTOR COMPENSATION DECISIONS FOR 2019

In 2018, the Corporate Governance Committee performed its periodic review of the compensation paid to our non-employee directors. Willis Towers Watson, an independent compensation consultant, assisted the Committee with its analysis of our non-employee directors’ compensation relative to our peer group, market trends and best practices. Based on its review, the Corporate Governance Committee recommended, and our Board approved, an increase in non-employee directors’ compensation for 2019.

Effective January 1, 2019, our non-employee directors’ compensation will consist of:

●	an annual cash retainer of $100,000;

●	an additional cash retainer of $150,000 for the Chairman of the Board of Directors and an additional cash retainer of $25,000 for any committee chairperson; and

●

an equity retainer credited to each non-employee director upon his or her first election as such and annually thereafter with a value of $230,000 on the date of grant, based upon the closing price of shares of Zoetis common stock on that date.

The cash retainers remained unchanged for 2019, but the equity retainer credited to each non-employee director upon his or her first election as such and annually thereafter was increased from $200,000 to $230,000. The equity retainer is in the form of restricted stock units which are subject to three-year cliff vesting, remaining unvested until the third anniversary of the date of grant. Beginning with restricted stock unit awards granted in 2019, non-employee directors may defer the settlement of 100% of their restricted stock unit awards under the Zoetis Amended and Restated Non-Employee Director Deferred Compensation Plan. Deferred restricted stock unit awards are settled in stock upon the director’s separation from service.

DIRECTOR SHARE OWNERSHIP GUIDELINES

As part of the Corporate Governance Committee’s review of director compensation in 2018, the Committee also considered whether any changes should be made to our share ownership guidelines for directors. After review, the Committee recommended, and the Board approved, an increase to our share ownership guidelines applicable to non-employee directors, requiring directors to hold Zoetis shares with a value of at least five times their annual cash retainer (currently $500,000), effective January 1, 2019, in place of the previous requirement of four times their annual cash retainer. For purposes of satisfying these requirements, (a) a director’s holdings of the company’s stock include, in addition to shares held outright, units granted to the director as compensation for Board service and shares or units held under a deferral or similar plan, and (b) each such unit has the same value as a share of the company’s common stock. Each non-employee director has five years from the date of (a) his or her first election as a director, or (b) if later, an increase in the amount of company stock required to be held to achieve the share ownership requirement.

20	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

ITEM 2	ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY ON PAY)

We are seeking your vote, on an advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis and the Executive Compensation Tables and accompanying narrative disclosure, as provided on pages 22 to 55 of this proxy statement. While the vote is not binding on the Board, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

For background, Section 14A of the Exchange Act of 1934 (the “Exchange Act”) requires an advisory vote on the frequency of shareholder votes on executive compensation. We conducted this advisory vote on frequency at our 2014 Annual Meeting of Shareholders; our shareholders voted for, and our Board subsequently approved, an annual advisory vote on executive compensation.

Our Board of Directors believes that our executive compensation program incentivizes and rewards our leadership for increasing shareholder value and aligns the interests of our management with those of our shareholders on an annual and long-term basis.

ITEM 2 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION.

ZOETIS 2019 PROXY STATEMENT	21

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

In this Compensation Discussion and Analysis (“CD&A”) we describe our executive compensation philosophy and programs and the compensation decisions made by the Compensation Committee of the Board of Directors of Zoetis Inc. (the “Committee”) or the Board regarding the 2018 compensation of our named executive officers (“NEOs”).

Zoetis’ executive compensation program is designed to incent and reward our leadership for increasing shareholder value and align the interests of leadership with those of our shareholders on an annual and long-term basis.

Our NEOs for 2018, whose compensation is discussed in this CD&A and shown in the Executive Compensation Tables below, are:

NEO	Title

Juan Ramón Alaix	Chief Executive Officer (“CEO”)

Glenn C. David	Executive Vice President and Chief Financial Officer (“CFO”)

Kristin C. Peck	Executive Vice President and Group President, U.S. Operations, Business Development and Strategy

Clinton A. Lewis, Jr.	Executive Vice President and Group President, International Operations, Commercial Development, Global Genetics and Aquatic Health*

Catherine A. Knupp	Executive Vice President and President of Research and Development

*

Effective January 2019, Mr. Lewis assumed the role of Executive Vice President and Group President, International Operations, Commercial Development, Global Genetics, Aquatic Health and Human Medical Diagnostics.

2018 BUSINESS HIGHLIGHTS

In 2018, our leadership team once again drove strong operating performance based on the three interconnected capabilities that have been critical to our success since becoming a public company: direct customer relationships, innovative research and development, and high-quality manufacturing and supply. We continued to deliver on our value proposition, growing revenue faster than the market and growing our adjusted net income faster than revenue; targeting key investment opportunities for growth; and returning excess capital to our shareholders.

Our 2018 financial performance as compared to 2017 is illustrated in the chart below:

22	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

●	Financial Highlights. We delivered our sixth consecutive year of operational revenue growth and increased profitability as highlighted below.

(For more information please review the company’s Annual Report on Form 10-K for fiscal year 2018 and this proxy statement.)

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Revenue. For full year 2018, reported revenue was $5,825 million, with revenue growth of 10% both on a reported and an operational[4] basis; this growth is greater than the expected global animal health industry growth for 2018. We generated strong operational revenue growth based on our diverse portfolio, and we saw growth across all our major species, markets and therapeutic areas in 2018. Companion animal products performed very well based on continued growth in our key dermatology brands and new parasiticides. In livestock products, our swine, poultry and fish portfolios each delivered significant growth, with more modest gains in our cattle business that were achieved despite price erosion in the U.S. caused by increased competitive pressures.

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Adjusted Net Income. Reported net income for 2018 was $1,428 million and adjusted net income[3] for 2018 was $1,525 million. Adjusted net income increased 29% over 2017. In line with our value proposition, we grew adjusted net income faster than revenue, demonstrating our focus on profitable growth.

¡

Earnings Per Share (“EPS”). Reported diluted EPS for 2018 was $2.93 per diluted share, compared to $1.75 per diluted share reported in 2017. Adjusted diluted EPS[3] for 2018 was $3.13 per diluted share, compared to the 2017 amount of $2.40 per diluted share.

●

Value-Added Investment Opportunities. In 2018, compared to prior years, we allocated more resources to critical research and development (“R&D”) projects; deployed more sales people and direct-to-consumer campaigns to support new product launches; upgraded and expanded our manufacturing capabilities; and invested in key areas such as diagnostics with our acquisition of Abaxis, and in data analytics and digital solutions with our acquisition of Smartbow.

¡

Internal Innovation: Our R&D team continued to increase the value of Zoetis’ long-term portfolio in 2018. Our team of approximately 1,100 scientists and researchers around the globe generated new product approvals and lifecycle innovations across our 300 products and product lines. In 2018, we invested over $430 million internally, primarily to accelerate our R&D programs, a 13% increase over 2017.

¡

Enhancing our direct presence with customers: We continue to focus on initiatives that improve the service and support we bring to customers across the entire lifecycle of animal care (predicting, preventing, detecting, and treating disease). This includes investment in new tools, technology and training for the development of our field colleagues, who are the face of Zoetis to our customers around the globe. Our commercial teams, and marketing initiatives including direct-to-consumer campaigns, have been critical in supporting the launch of our newest companion animal blockbusters — Simparica® and Cytopoint®— in various markets.

¡	Acquisitions and Collaborations: We executed on our strategy to deploy capital toward acquisitions and partnerships that strengthen our portfolio, including:

-	Our acquisition of Abaxis, giving us an immediate presence in point-of-care diagnostic instruments that help customers detect disease in animals

-	Our acquisition of Smartbow, a developer of dairy cow monitoring systems and electronic ear tags, designed to aid in precision dairy farming and early disease intervention

[3]

Adjusted net income and adjusted diluted EPS (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted EPS, excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Pages 46 to 51 of our 2018 Annual Report on Form 10-K, filed with the SEC on February 14, 2019, contain a reconciliation of these non-GAAP financial measures to reported results under GAAP for 2018.

[4]

Operational revenue growth (a non-GAAP financial measure) is defined as revenue growth excluding the impact of foreign exchange. Page 44 of our 2018 Annual Report on Form 10-K, filed with the SEC on February 14, 2019, contains a reconciliation of this non-GAAP financial measure to reported results under GAAP for 2018.

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EXECUTIVE COMPENSATION

-	Our R&D partnership with Regeneron, which enables us to explore additional monoclonal antibody treatments.

¡

Expansion of our Manufacturing Network: In 2018, we made critical investments to expand our manufacturing capacity to ensure that we continue to bring our customers a reliable supply of high-quality products. We expanded our facilities in Charles City, Iowa, and Kalamazoo, Michigan, and made significant progress on the construction of our facility in Suzhou, China, which we expect to complete by the end of 2019. We also acquired a manufacturing facility in Tallaght, Ireland, to help us increase supply security for our market-leading bovine teat sealants and bring further value to our global dairy business.

¡

Bringing Value to Society: In addition to creating value for our shareholders and customers, we are committed to creating value for society as we strive to protect animal and human health; to ensure a safe, sustainable source of animal protein; and to safeguard the livelihoods of our customers. In 2018, we established the Center for Transboundary and Emerging Diseases, a globally coordinated initiative to help governments, veterinary and livestock farmer communities prepare for and respond to infectious disease threats, and we made significant progress in our African Livestock Productivity and Health Advancement (A.L.P.H.A.) initiative with the Bill and Melinda Gates Foundation, leading to the opening of a new veterinary diagnostic center in 2018 with one of the leading poultry producers in Nigeria. We initiated a similar partnership in Uganda to deliver sustainable animal health diagnostic services, education, and training to the country’s cattle veterinarians and farmers.

●

Dividends and Capital Allocation. In 2018, we paid out approximately $243 million dollars in common stock dividends to shareholders totaling $0.504 per share. In December 2018, our Board of Directors declared a first quarter 2019 dividend of $0.164 per share, a 30% increase over the quarterly dividend rate paid in 2018, and authorized a $2.0 billion multi-year share repurchase program as part of our long-term capital allocation plans. The shares are expected to be repurchased over a number of years, and the program can be cancelled at any time. The company’s previous $1.5 billion share repurchase program is expected to be completed in the first half of 2019. We continue to prioritize our capital allocation in ways that will add value to Zoetis through internal investments, targeted business development activities and by returning excess capital to shareholders.

2018 COMPENSATION HIGHLIGHTS

The Committee’s compensation-related actions included the following:

●

Timing of Annual Base Salary Increases. The Committee approved a change to the effective date for 2018 base salary increases from April 1, 2018 to January 1, 2018, to simplify the compensation process and the related communications and disclosures, beginning with the disclosures included within this 2019 proxy statement. The CEO did not receive a base salary increase in 2018 and was not impacted by this change.

●

CEO Stock Ownership Requirement. The Committee annually reviews the stock ownership requirements of our NEOs, including the CEO, which are established as a multiple of each executive’s base salary, to encourage our NEOs to own and maintain a substantial stake in the company. In 2018, the Committee increased the stock ownership requirement for the CEO from 5 times to 6 times base salary to better align with practices reported by many of the companies in our compensation peer group.

●

Compensation Peer Group. As part of its annual review of our compensation peer group, the Committee made a few changes to the peer group for 2019 to provide a robust number of peer companies and a good balance of companies across the pharmaceutical, biotechnology, life sciences, and healthcare equipment industries that are more similar in size and scope to Zoetis. The revised peer group will be used by the Committee in making 2019 compensation decisions.

24	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO COMPENSATION: AT A GLANCE

Mr. Alaix’ target total direct compensation is comprised of base salary, target annual incentive compensation opportunity and target long-term incentive compensation opportunity.

Base Salary and Annual Incentive

Mr. Alaix’ 2018 base salary was $1,200,000 and his target annual incentive opportunity was 125% of his base salary, providing for an annual target total cash compensation of $2,700,000.

On February 12, 2019, the Committee recommended, and the Board of Directors approved, an annual incentive payment for 2018 of $2,047,500 (136.5% of the annual incentive target) for Mr. Alaix based on Zoetis’ 2018 financial results and his individual performance.

Long-Term Incentive

On February 13, 2018, Mr. Alaix received a long-term equity incentive grant with a total grant date fair value of $8,100,000, consisting of one-third each of stock options, time-vesting restricted stock units (“RSUs”) and performance-vesting RSUs (“performance award units”). Each of these awards (133,070 stock options, 36,865 RSUs and 26,908 performance award units) is subject to three-year cliff vesting and vests 100% on the third anniversary of the date of grant (i.e., they remain unvested until February 13, 2021), generally subject to Mr. Alaix’ continued employment through the vesting date and, in the case of performance award units, the company’s results against its three-year relative total shareholder return (“TSR”) goals. As provided under the Zoetis Inc. 2013 Equity and Incentive Plan (the “Equity Plan”), vesting of awards may be accelerated in part or in full upon a termination of Mr. Alaix’ employment due to death, disability, retirement or upon a change in control.

Target Total Direct Compensation (“TTDC”)

The chart below shows the TTDC for Mr. Alaix for 2018:

CEO Pay Ratio

Item 402(u) of the SEC’s Regulation S-K (the “SEC Regulation”), which was mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires disclosure of the ratio of the annual total compensation of our CEO to our median employee’s annual total compensation. The ratio disclosed below is a reasonable estimate calculated in a manner consistent with the SEC Regulation.

Our median employee was identified in 2017 and we used this same employee to calculate our CEO pay ratio for 2018, as permitted by the SEC Regulation, because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure for 2018.

To identify our median employee, we chose “annual base pay” as our globally-consistent definition of pay. We calculated annual base pay using a methodology that reasonably reflects the annual compensation of employees, which

ZOETIS 2019 PROXY STATEMENT	25

EXECUTIVE COMPENSATION

included reasonable estimates of hours worked for hourly workers and annualized base pay for newly hired employees. We chose not to exclude any employees and used a valid statistical sampling approach to estimate the base pay for our median employee. Then we selected an individual whose base pay as of October 1, 2017, was at or near that value.

For 2018, our median employee’s annual total compensation (determined in a manner consistent with that of our CEO in the Summary Compensation Table) was $75,366. Our CEO’s total annual compensation for the year ended December 31, 2018, as disclosed in the Summary Compensation Table, was $11,669,400. Therefore, the ratio of CEO pay to median employee pay was 155 to 1.

OUR COMPENSATION PROGRAM

COMPENSATION PHILOSOPHY

Our compensation philosophy, which is set by the Committee, is summarized below:

Compensation Philosophy	Objectives

Pay for Performance

Foster a pay-for-performance culture by tying a large portion of our executives’ pay to performance against pre-established annual company financial and operational metrics, as well as pre-established annual individual goals for each executive

Align Management Interests with Shareholders

Align the interests of management with results delivered to our shareholders through the use of long-term incentive programs that are designed to reward executives for increasing the value of our shareholders’ investment

Pay Mix

Provide competitive compensation opportunities over the short term (base salary and annual incentives) and long term (equity-based long-term incentive awards) which are intended to retain our experienced management team, enable us to attract new qualified executives when needed and remain externally aligned with the compensation practices of our peer group

26	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

BASIC PRINCIPLES OF OUR EXECUTIVE COMPENSATION PROGRAM

Key principles and elements of our executive compensation program are summarized below. We believe these practices promote good governance and serve the interests of our shareholders.

WHAT WE DO:

✓  Emphasize pay for performance – our executive compensation program emphasizes variable pay over fixed pay, with more than three-quarters of our executives’ target compensation tied to our financial results and stock performance.

✓  Maintain a three-year cliff vesting schedule for equity-based long-term incentive awards.

✓  Require executives to comply with market-competitive stock ownership guidelines.

✓  Require executives to hold net shares upon the exercise of stock options or vesting of stock until they achieve the relevant stock ownership guideline.

✓  Maintain a policy prohibiting traditional perquisites of employment (as determined by our Board of Directors) for our employees, including our NEOs.

✓  Maintain anti-hedging and anti-pledging policies applicable to our directors and employees, including our NEOs.

✓  Maintain a claw-back policy that allows us to recover incentive payments based on financial results that are subsequently restated or in response to certain inappropriate actions on the part of our executives.

✓  Provide for “double trigger” equity award vesting and severance benefits following a change in control.

✓  Provide severance benefits through an Executive Severance Plan, consisting of cash equal to a multiple of base salary and target annual incentive, as well as continued health and welfare benefits, as described in the Executive Severance Plan.

✓  Use an independent compensation consultant when designing and evaluating our executive compensation policies and programs.

✓  Conduct an annual risk assessment to ensure that the company’s pay programs and practices do not create risks that are likely to have a material adverse impact on the company.

WHAT WE DON’T DO:

✗   Maintain employment agreements with our executives, including our NEOs (other than agreements that are required or customary for executives outside of the U.S.).

✗   Allow repricing of stock options without shareholder approval.

✗   Provide tax “gross ups” to any of our executives, including our NEOs (except with respect to certain international assignment or relocation expenses, consistent with our policies and available on the same basis to all eligible employees).

✗   Provide for “single trigger” equity award vesting or other “single trigger” payments or benefits upon a change in control.

ELEMENTS OF 2018 COMPENSATION

Element	Description and Purpose	Comments
Cash Compensation

Base Salary	● Fixed cash compensation that reflects fulfillment of day-to-day responsibilities, skills and experience. ● Addresses employee cash-flow needs and retention objectives.	● Reviewed annually in light of changes in market practice, performance and individual responsibility.

Annual Incentive Plan (“AIP”)

●   Annual cash incentive that rewards achievement of our financial and strategic/operational goals, as well as the individual performance of the NEO and, along with base salary, provides a market-competitive annual cash compensation opportunity.

●   For 2018, the AIP pool was funded based on Zoetis’ performance against revenue, adjusted diluted EPS and free cash flow goals.

●   Amount of payout is based on the extent of achievement of company and individual goals set and approved by the Committee in the first quarter of each year.

●   The Committee may exercise discretion in considering performance results in the context of other strategic and operational objectives.

ZOETIS 2019 PROXY STATEMENT	27

EXECUTIVE COMPENSATION

ELEMENTS OF 2018 COMPENSATION (CONTINUED)

Element	Description and Purpose	Comments
Long-Term Incentives

Stock Options

●   Equity awards that provide value based on growth in our stock price.

●   Intended to focus NEOs on increasing the company’s stock price.

●   Reward NEOs for increases in the stock price over a period of up to ten years.

●   In 2018, stock options represented one-third of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

●   Exercise price equals 100% of the stock price on the date of grant.

●   Ten-year term.

●   Three-year cliff vesting: vests 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with vesting on certain earlier terminations, such as retirement, death, change in control, etc., that are generally aligned with market practice).

Restricted Stock Units

●   Equity awards that give the recipient the right to receive shares of Zoetis stock on a specified future date, subject to vesting.

●   Align NEO and shareholder interests, as NEOs will realize a higher value from RSUs from an increasing stock price.

●   In 2018, RSUs represented one-third of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

●   Three-year cliff vesting: vests 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with vesting on certain earlier terminations, such as retirement, death, change in control, etc., that are generally aligned with market practice).

●   Paid out in shares of our company common stock upon vesting.

●   Dividend equivalents are accrued over the vesting period and paid when and if the RSUs vest (subject to the same vesting conditions as the underlying RSUs).

Performance Award Units

●   Equity awards that give the recipient the right to receive shares of Zoetis stock on a specified future date, subject to vesting and the company’s performance against its three-year relative TSR goals.

●   Align NEO and shareholder interests, as the value NEOs realize from their performance award units depends on the value of the shareholders’ investment relative to other investment opportunities over the same time period.

●   In 2018, the target number of performance award units represented one-third of each NEO’s long-term incentive opportunity based on the grant date fair value of the awards.

●   Three-year cliff vesting: units earned based on the company’s TSR results over the three-year performance period relative to the TSR results of the S&P 500 Group (as described below under “Long-Term Incentives”) vest 100% on the third anniversary of the date of grant, subject to the NEO’s continued employment through such date (with vesting on certain earlier terminations, such as retirement, death, change in control, etc., that are generally aligned with market practice).

●   Paid out in shares of our company common stock upon vesting, with the payout ranging from 0% to 200% of target (including dividend equivalents), depending on the extent to which the pre-determined performance goals have been achieved.

●   Dividend equivalents are accrued over the vesting period and paid when and if the performance award units vest (subject to the same vesting conditions as the underlying performance award units).

28	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

ELEMENTS OF 2018 COMPENSATION (CONTINUED)

Element	Description and Purpose	Comments
Retirement

U.S. Savings Plan (“Savings Plan”)

●   A tax-qualified 401(k)/profit sharing plan that allows U.S. participants to defer a portion of their compensation, up to U.S. Internal Revenue Code (“IRC”) and other limitations, and receive a company matching contribution.

●   A discretionary profit sharing contribution of up to 8% of an eligible employee’s total cash pay, within IRC limitations and based on company performance.

●   We provide a matching contribution of 100% on the first 5% of an employee’s total cash pay contributed to the Savings Plan, up to IRC limitations.

●   For 2018, we made a profit sharing contribution of 5.0% of total cash pay (within IRC limitations) to all eligible U.S. employees.

Supplemental Savings Plan

●   A non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan (by the employee or as matching or profit sharing contributions by the company) but could not be contributed due to IRC limitations.

●   Also allows NEOs and certain other executives to defer up to an additional 60% of the amount of their AIP payment that is over the IRC 401(a)(17) limit and that is not matched by the company.

● Matching and profit sharing contributions are notionally credited as company stock.

Equity Deferral Plan

●   The Zoetis Equity Deferral Plan allows the most senior leaders of the company (9 U.S. employees, including the NEOs) to defer the receipt of our company’s common stock upon vesting of RSUs and performance award units.

●   Participation in this plan is voluntary.

●   Participants may elect to defer up to 100% of the company common stock to be received upon vesting, or a lesser amount in 25% increments.

●   Participants may elect to receive their deferred shares upon termination of employment in a lump sum or in annual installments (special provisions provide for situations such as death or disability, or to comply with IRC regulations, as described more fully in the Zoetis Equity Deferral Plan).

●   In general, election decisions must be made by the end of the year before the RSUs are granted, and by the end of the second year of a three-year performance period for performance award units.

Severance

Executive Severance Plan

●   Severance benefits provided to NEOs and certain other executives (currently 11 employees, including the NEOs) upon an involuntary termination of employment without cause (whether before or after a change in control), or upon a “good reason” termination of employment upon or within 24 months following a change in control.

●   Facilitates recruitment and retention of NEOs and certain other executives by providing income security in the event of involuntary job loss.

●   Provides the CEO with:

¡   1.5 times base salary and target annual incentive upon an involuntary termination of employment without cause (unrelated to a change in control).

¡   2.5 times base salary and target annual incentive upon an involuntary termination of employment without cause or a “good reason” termination following a change in control.

●   Provides other executives, including the NEOs other than the CEO with:

¡   1 times base salary and target annual incentive upon an involuntary termination of employment without cause (unrelated to a change in control).

¡    2 times base salary and target annual incentive upon an involuntary termination of employment without cause or a “good reason” termination following a change in control.

ZOETIS 2019 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

SAY ON PAY CONSIDERATION AND SHAREHOLDER OUTREACH

At our 2018 Annual Shareholder Meeting, we held a shareholder advisory vote on the compensation of our NEOs in 2017 (“say on pay”). Our shareholders overwhelmingly approved the compensation of our NEOs, with 97.0% of the votes cast in favor of our say on pay resolution. We believe that the outcome of our say on pay vote signals our shareholders’ support of our compensation approach, specifically our efforts to retain and motivate our NEOs and to align pay with performance and the long-term interests of our shareholders.

We value feedback from our shareholders, and throughout 2018 we continued to actively engage our shareholders through participation in numerous investor meetings and conferences, with our CEO attending many of these meetings in person.

The Committee reviewed and considered these voting results and our shareholder engagement activities, among other factors described in this CD&A, in evaluating the company’s executive compensation program.

THE COMMITTEE’S PROCESS

Pursuant to its Charter, the Committee is responsible for, among other duties:

●	Reviewing and approving the company’s overall compensation philosophy;

●	Overseeing the administration of related compensation and benefit programs, policies and practices;

●	Reviewing and approving the company’s peer companies and data sources for purposes of evaluating the company’s compensation competitiveness;

●	Establishing the appropriate competitive positioning of the levels and mix of compensation elements;

●	Evaluating the performance of the CEO against performance goals and objectives approved by the Board of Directors in the first quarter of the year; and

●

Approving the performance goals, evaluating the performance of each executive against individual performance goals established in the first quarter of the year and approving the compensation of the company’s executive officers.

To evaluate the performance of the CEO, the other NEOs and the other members of the Zoetis Executive Team (“ZET”), at the beginning of each year, the Committee meets and approves strategic, financial and operational objectives for the CEO, the other NEOs and the other ZET members for the upcoming year, and it also evaluates their performance for the previous year.

Our CEO, Mr. Alaix, does not play any role in the Committee’s determination of his own compensation. For the other NEOs and ZET members, Mr. Alaix presents the Committee with recommendations for each element of compensation. He bases these recommendations upon his assessment of each individual’s performance, the performance of the relevant functions overseen by the individual, benchmark information and retention risk. The Committee then reviews the CEO’s recommendations, makes appropriate adjustments and approves compensation changes at its discretion.

ROLE OF THE COMPENSATION CONSULTANT

The Committee retained Willis Towers Watson to serve as its executive compensation consultant in 2018. While Willis Towers Watson may make recommendations on the form and amount of compensation, the Committee continues to make all decisions regarding the compensation of our NEOs, subject to the review (and approval in the case of the CEO) of the other independent directors. In 2018, Willis Towers Watson served the Committee in a variety of activities, including:

●	Reviewing and advising the Committee on evolving trends in executive compensation and as to materials presented by management to the Committee;

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●	Attending all 2018 Committee meetings and communicating with the Committee Chair between meetings as necessary;

●	Providing the Committee with advice, pay-for-performance analytics and benchmarking norms related to the compensation of the CEO, the other NEOs and the other ZET members;

●	Reviewing and making recommendations for changes to our compensation peer group;

●	Reviewing our annual incentive and long-term incentive plan design;

●	Reviewing recommendations for stock ownership guidelines for our executives;

●	Reviewing and assessing our incentive and other compensation programs to ensure they do not create undue risk for the company; and

●	Reviewing this CD&A and related Executive Compensation Tables.

PEER GROUP AND COMPENSATION BENCHMARKING

Each year, the Committee conducts a review of Zoetis’ compensation peer group of publicly-traded companies that is used for purposes of benchmarking pay levels and pay practices for our CEO, our other NEOs and the other ZET members, to determine if any changes are necessary or appropriate. Our peer group selection looks beyond our animal health competitors to a broader list of companies in the pharmaceutical, biotechnology, life sciences and healthcare equipment industries. Additionally, companies with similar sales and market capitalization, as well as similarities to Zoetis in the nature of their businesses, and the availability of relevant comparative compensation data, are also considered.

As a result of this review and due to changes in the market capitalization of companies that had previously been included in the peer group relative to Zoetis’ market capitalization, the Committee made certain revisions to the company’s compensation peer group for 2019 in order to provide a robust number of peer companies and a good balance of companies across the various industries of similar size and scope. The revised compensation peer group is comprised of the 14 peer companies listed in the table below:

Agilent Technologies, Inc.	IQVIA Holdings Inc.

Alexion Pharmaceuticals, Inc.	Mettler-Toledo International Inc.

Baxter International Inc.	Mylan N.V.

Biogen Inc.	PerkinElmer, Inc.

Bio-Rad Laboratories, Inc.	Perrigo Company plc

Boston Scientific Corporation	Stryker Corporation

Celgene Corporation	Zimmer Biomet Holdings, Inc.

Zoetis ranks in the 39th percentile in revenue and 72nd percentile in total market capitalization among the companies in this revised peer group. This peer group will be used to guide the Committee in making 2019 compensation decisions.

In determining the elements of 2018 compensation for our NEOs, we used the following benchmarks:

●	Proxy statement data for the peer group as disclosed in each company’s prior year CD&A and Executive Compensation Tables.

●

Survey data from similarly-sized companies in life sciences and other industries for benchmarking purposes to ensure robust data. In certain cases, we used data from the Willis Towers Watson Executive Compensation Survey for this purpose.

The Committee will continue to review our compensation peer group on an annual basis and will make any adjustments that are deemed to be appropriate to reflect our financial and operational performance and other matters the Committee deems relevant.

ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

Our CEO and Chief Human Resources Officer provide the Committee with preliminary recommendations for compensation of the NEOs and other members of the ZET other than themselves. The Committee, with the advice of its

ZOETIS 2019 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

independent compensation consultant, approves the compensation for the NEOs (other than the CEO) and the other members of the ZET, and recommends the compensation of the CEO to our full Board of Directors for approval.

2018 COMPENSATION PROGRAM AND DECISIONS

COMPENSATION STRUCTURE

The compensation structure for our executives, including our NEOs, reflects our overall compensation philosophy of emphasizing pay-for-performance and aligning the interests of our executive officers and our shareholders, and is designed to emphasize incentive compensation over fixed compensation and equity compensation over cash compensation. For all our NEOs, long-term incentive compensation is entirely equity-based and makes up the largest portion of their pay mix. In 2018, 89% of the TTDC of our CEO was incentive-based pay, either subject to achievement of performance goals or with value directly tied to the price of our common stock. For each of our NEOs other than our CEO, on average 76% of TTDC was incentive-based pay.

The table and charts below show the mix of TTDC for our NEOs for 2018. The TTDC for our NEOs reflects their base salaries and target annual incentive opportunities as of the end of the year. The numbers in this table differ from those shown in the 2018 Summary Compensation Table (provided later in this proxy statement) in that the Summary Compensation Table reflects actual base salary and annual incentives earned during 2018 (rather than target amounts), and this table does not include all compensation information required to be presented in the Summary Compensation Table under the rules of the SEC.

2018 NEO Compensation Structure*

	Base Salary	Target Annual Incentive	Long-Term Incentive	Target Total Direct Compensation	Pay Mix
NEO					Base Salary	Target Annual Incentive	Long- Term Incentive

Juan Ramón Alaix	$1,200,000	$1,500,000	$8,100,000	$10,800,000	11%	14%	75%

Glenn C. David	$626,250	$501,000	$1,600,000	$ 2,727,250	23%	18%	59%

Kristin C. Peck	$675,000	$540,000	$1,500,000	$ 2,715,000	25%	20%	55%

Clinton A. Lewis, Jr.	$675,000	$540,000	$1,500,000	$ 2,715,000	25%	20%	55%

Catherine A. Knupp	$626,250	$501,000	$1,500,000	$ 2,627,250	24%	19%	57%

*	Amounts in this table are as of December 31, 2018

32	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

BASE SALARY

Base salary is the principal fixed component of the TTDC of our NEOs, and is determined by considering the relative importance of the position, the competitive marketplace and the individual’s performance and contributions. In setting base salaries and determining salary increases for our NEOs, the Committee considers a variety of factors, including:

●	Level of responsibility;

●	Individual and team performance;

●	Internal review of the NEO’s total compensation, individually and relative to our other officers and executives with similar levels of responsibility within the company; and

●	General levels of salaries and salary changes relative to officers and executives with similar responsibilities at peer group companies.

With regard to individual and team performance, the Committee considers the CEO’s evaluation of the individual performance of each NEO. Salary levels are typically reviewed annually as part of the Committee’s performance review process and would otherwise be reviewed in the context of a promotion or other change in job responsibility.

After taking into consideration the factors listed above, the Committee approved increases to the base salaries (and corresponding increases to the target incentives) of Mr. David, Ms. Peck, Mr. Lewis, and Dr. Knupp, effective January 1, 2018, as reflected in the section above entitled “Compensation Structure”. Mr. Alaix did not receive an increase in his base salary in 2018 because his base salary was appropriately aligned with the base salaries of CEOs in our compensation peer group. Historically, annual base salary increases were effective as of April 1 of each year. In 2018, the Committee approved a change to the effective date for base salary increases from April 1 to January 1, simplifying the compensation process and related communications and disclosures.

ANNUAL INCENTIVE PLAN (“AIP”)

Our AIP is our annual cash incentive plan, which is intended to reward all AIP-eligible employees, including our NEOs, for achievement of company financial and strategic/operational goals, as well as achievement of their own individual performance goals.

Our AIP utilizes a funded pool approach. An overall target AIP pool for the year is determined by adding together the target AIP payouts for each eligible employee, including the NEOs. The actual amount of the AIP pool for 2018 was determined by the Committee based on the company’s attainment of the revenue, adjusted diluted EPS and free cash flow goals (weighted 40%, 40% and 20%, respectively) approved by the Committee in the first quarter of the year.

The three measures (revenue, adjusted diluted EPS and free cash flow) were selected because they reflect the successful execution of our business strategy and support the achievement of the company’s annual operating plan; more specifically:

●	Revenue and adjusted diluted EPS are measures that shareholders closely track in their analysis of our performance

●	Free cash flow helps drive the efficient management of working capital and discipline in capital expenditures

The threshold, target and maximum performance levels for AIP pool funding for 2018 were established by the Committee in early 2018.

ZOETIS 2019 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

COMPANY 2018 PERFORMANCE

The revenue, adjusted diluted EPS and free cash flow target levels and results reflected here and used to determine the funding level of our AIP pool exclude the impacts of foreign exchange and the acquisition of Abaxis during 2018 and are therefore different from our reported revenue, adjusted diluted EPS and free cash flow results of $5,825 million, $3.13 per share and $1,452 million, respectively. The impact of foreign exchange is excluded for purposes of determining AIP performance achievement because it is not a direct measure of the company’s operating performance. Additionally, the impact of the financial results of Abaxis were excluded for purposes of determining the level of achievement of AIP company financial goals because Abaxis financial results were not included in our revenue, adjusted diluted EPS and free cash flow targets established for 2018. However, the Committee’s assessment of our NEOs’ performance, and the Board’s assessment of our CEO’s performance, for purposes of the individual performance component of the AIP payout determinations, included the executives’ contributions to the successful completion of the Abaxis acquisition and subsequent integration activities. These adjusted financial results for 2018 led to above-target payouts under our AIP:

●	Revenue, excluding the impacts of foreign exchange and the acquisition of Abaxis, was $5,883 million, 103% of the 2018 revenue target established for the AIP of $5,725 million.

●

Adjusted diluted EPS, excluding the impacts of foreign exchange and the acquisition of Abaxis, was $3.29 per share and exceeded the 2018 adjusted diluted EPS target established for the AIP of $3.04 per share.

●

Free cash flow in 2018, excluding the impacts of foreign exchange and the acquisition of Abaxis, was $1,546 million, which was 116% of our 2018 free cash flow target established for the AIP of $1,332 million.

Given these results, the Committee approved an aggregate funding level of 135% of target for payment of awards under the AIP. The Committee believes this funding level recognizes Zoetis’ delivery of strong 2018 financial performance.

The threshold, target and maximum performance levels for AIP pool funding, as well as the actual results for 2018, are shown in the table below:

The target payout levels for our NEOs were set by the Committee (and, in the case of the CEO, the Board of Directors) in February 2018. Payouts under the AIP program can range from 0% to 200% of the target level depending on actual performance.

34	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

PERFORMANCE AWARD UNITS

Our performance award units awarded in 2016 used relative total shareholder return (“Relative TSR”) as the metric for assessing our performance for the three-year performance period ended December 31, 2018. TSR is the appreciation of share price, including dividends, during the performance period. Relative TSR is Zoetis’ TSR as compared to the TSR over the performance period of the “S&P 500 Group”, which we define as the companies comprising the S&P 500 stock market index as of the beginning of the performance period, excluding companies that during the performance period are acquired or no longer publicly traded. Relative TSR was selected because we believe it best aligns the interests of our NEOs with those of our shareholders over the performance period.

In February 2019, the Committee certified that for the 2016-2018 performance cycle, our Relative TSR was at the 93rd percentile, ranking in the top 10% of the 459 companies remaining in the S&P 500 Group at December 31, 2018. Based on this Relative TSR achievement, in accordance with the vesting matrix established at the beginning of the performance period, each 2016-2018 performance award unit vested at 200% of the established target amount.

ZOETIS 2019 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

CEO 2018 PERFORMANCE

In determining Mr. Alaix’ 2018 annual incentive payment, the Board of Directors and the Committee considered the strong financial results achieved by the company under Mr. Alaix’ leadership, including performance against the revenue, adjusted diluted EPS and free cash flow metrics included in the AIP. The Board of Directors and the Committee also considered Mr. Alaix’ other 2018 achievements, including those summarized in the table below:

CEO 2018 Achievements
Financial Achievements	We continue to create shareholder value through our strong financial performance. We delivered our sixth consecutive year of operational revenue growth and increased profitability.
Product Innovations and Approvals

In 2018, we invested in our research and development programs with a focus on internal innovation, generating new product approvals and lifecycle innovations across our 300 product lines:

●   We broadened our canine dermatology and parasiticides portfolios with solutions like Cytopoint® (lokivetmab), which now covers allergic as well as atopic dermatitis in the U.S., and our oral parasiticide Simparica® (sarolaner) Chewables expanded rollout to additional countries outside the U.S.

●   We introduced Stronghold® Plus/Revolution® Plus (selamectin and sarolaner), a topical combination parasiticide for cats that was approved in the U.S. in 2018, following its introduction in Europe and other international markets.

●   We strengthened our vaccine portfolios with market approvals of Fostera® Gold PCV MH and Suvaxyn® Circo, providing livestock farmers innovative new solutions to help protect pigs from porcine circovirus (PCV2) and Mycoplasma hyopneumoniae (M. hyo) and Core EQ Innovator®, the first and only equine vaccine to help protect horses from all five core equine diseases in one injection.

Business Development and Strategic Alliances

We routinely pursue strategically aligned business development and strategic alliance opportunities to create shareholder value in the short and long term. In 2018, we completed several transactions, including the following areas:

●   Diagnostics: Acquired Abaxis, a point-of-care diagnostics company for approximately $2 billion.

●   Data and Analytics: Acquired Smartbow, a developer of smart ear-tags and monitoring systems for dairy cattle.

●   R&D: Partnered with Regeneron to license technology to develop monoclonal antibody products.

Improvements and Investments in Manufacturing Quality, Cost and Reliable Supply

We focused on improvements in manufacturing quality, cost and reliable supply initiatives and we made critical investments to expand our manufacturing capacity:

●   We met all our Supply Network Strategy milestones and we achieved our targets for reducing inventory on hand and reducing scrap.

●   Construction is progressing at our facility in China for vaccines that help protect against the strains of animal diseases prevalent in China.

●   We initiated operations at our plant in Rathdrum, Ireland, to produce active pharmaceutical ingredients that are used in many of our key products.

●   We acquired a facility in Tallaght, Ireland, to ensure reliable supply of dairy cow teat sealant.

●   We are expanding our plants in Kalamazoo, Michigan, and in Charles City, Iowa, to ensure adequate capacity for key medicines and vaccines.

Enhance Customer Experience

We made great strides during 2018 in delighting the customer and improving the customer experience:

●   In the U.S., we improved our Net Promoter Score, an indicator of how likely customers are to recommend Zoetis, by 20% and in 2018 we also improved our Customer Satisfaction (CSAT) score from 68% to 71%.

●   We completed the roll out of the eCommerce, Pricing and Rebate Platform for our top 12 markets, making it easier for our customers in those markets to do business with Zoetis.

Employee Engagement

●   The results of our 2018 Colleague Survey, in which 92% of our global employee population participated, showed an overall employee engagement rate of 85%, confirming a highly engaged workforce.

●   Zoetis was named to Working Mother magazine’s 2018 “100 Best Companies” list for the fifth time; was named as a 2018 Forbes Best Mid-Sized Employer for the third consecutive year; and was named as a top 150 company to work for in Brazil by Voce S/A magazine for the third time.

The Board of Directors and the Committee also considered the results of an anonymous 360 degree feedback survey, conducted among the members of the ZET, in evaluating Mr. Alaix’ 2018 performance. ZET members provided their views on Mr. Alaix’ performance across various leadership dimensions, including strategic acumen and insightfulness, judgment and decision making, team and talent building, operational effectiveness, and reputation and external relationships. The results of this survey were considered by the Board of Directors in its assessment of Mr. Alaix’ 2018 performance and were used to provide constructive feedback to Mr. Alaix to enhance his leadership effectiveness going forward. After considering and balancing each of these inputs to Mr. Alaix’ overall 2018 performance, the Committee recommended and the Board of Directors approved an annual incentive payout to Mr. Alaix of 136.5% of target, for an amount of $2,047,500.

36	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

OTHER NEO 2018 PERFORMANCE

What follows are highlights of individual and business unit/function performance considered in the CEO’s evaluation of the performance of the other NEOs and the CEO’s recommendations for their AIP payouts for 2018. In reviewing the compensation recommendations for the other NEOs and approving their AIP payouts, the Committee considered the overall performance of the company, as well as the CEO’s assessment of each NEO’s individual performance and accomplishments relative to each NEO’s individual performance objectives that were approved by the Committee at the start of 2018.

NEO	2018 Achievements
Glenn C. David Executive Vice President and Chief Financial Officer (CFO)

As Executive Vice President and CFO, Mr. David:

●   Maximized the impact of U.S. tax reform, helping to lower the company’s effective tax rate for 2018 to below 19% and reduced the impact of certain one-time charges associated with the change in tax law.

●   Successfully issued $1.5 billion in debt to support the Abaxis acquisition.

●   Played a key role in all aspects of the Abaxis acquisition, including evaluation of the potential financial benefits to the company and post-close integration efforts.

●   Continued to improve all metrics related to internal controls, Sarbanes-Oxley compliance, and timing of delivery of all financial reports.

●   Provided effective financial leadership that enabled the company to achieve its strong 2018 financial results.

Kristin C. Peck Executive Vice President and Group President, U.S. Operations, Business Development and Strategy

As Executive Vice President and Group President, U.S. Operations, Business Development and Strategy, Ms. Peck:

●   Delivered above-market revenue growth, expanded operating margins and delivered strong income growth for U.S. Operations.

●   Achieved strong growth of key and new products, including Apoquel®, Cytopoint®, Simparica®, and Cerenia® in the companion animal space and Draxxin®, Excede®, Deccox®, Zoamix®, and Fostera® PCV Combo in the livestock space.

●   Identified new sources of revenue as new companion animal customers emerge in the evolving vet ecosystem, and maximized our growth through better net revenue management and important new commercial strategies in Pork and Poultry.

●   Launched the first ever cross portfolio U.S. Pet Owner Loyalty Program to demonstrate cross-product loyalty with over 500,000 pet owner sign-ups in the first year.

●   Established a new Zoetis strategic planning function, resulting in a new approach to digital project prioritization, creation of a Reference Lab for market assessment and strategy, and support to major Business Development initiatives.

●   Enhanced the company’s product portfolio by successfully signing and closing strategically aligned business development transactions in key focus areas such as diagnostics, genetics, data analytics, and emerging markets, including the company’s approximately $2 billion acquisition of Abaxis, a point-of-care diagnostics company whose products help customers detect disease in animals.

Clinton A. Lewis, Jr. Executive Vice President and Group President, International Operations, Commercial Development, Global Genetics and Aquatic Health

As Executive Vice President and Group President, International Operations, Commercial Development, Global Genetics and Aquatic Health, Mr. Lewis:

●   Achieved strong revenue and income growth for International Operations, growing faster than the overall animal health market globally and in each major region, and driving significant improvements in gross margin, operating margin, forecast accuracy, and inventory management.

●   Achieved strong growth of key and new products, including Apoquel®, Cytopoint®, and Simparica®.

●   Achieved strong revenue and income growth in our complementary businesses, including International Poultry BioDevices and Automation and Global Genetics.

●   Played key roles in negotiating the acquisition of the teat-sealant facility in Tallaght, Ireland; defining the rationale and securing the acquisition of Abaxis; and in defining and developing the ‘On Farm’ ruminant strategy for Europe.

●   Defined a new International Diagnostics organization structure and a new Global Diagnostics Product Management and Innovation organization as a result of the Abaxis acquisition.

Dr. Catherine A. Knupp Executive Vice President and President of Research and Development

As Executive Vice President and President of Research and Development, Dr. Knupp:

●   Led efforts that generated product approvals and lifecycle innovations across our 300 product lines worldwide.

●   For companion animals:

¡  Broadened our canine dermatology and parasiticides portfolios with products like Cytopoint®, which now covers allergic as well as atopic dermatitis in the U.S., and is expanding to international markets; and our oral parasiticide, Simparica® (sarolaner) Chewables, which continued its successful rollout with additional approvals in countries outside the U.S.

¡  Introduced Stronghold® Plus/Revolution® Plus (selamectin and sarolaner), a topical combination parasiticide for cats that was approved in the U.S. in 2018, following its introduction in Europe and other international markets.

●   For livestock, strengthened our vaccine portfolios with market approvals of Fostera® Gold PCV MH and Suvaxyn® Circo, providing livestock farmers innovative new solutions to help protect pigs from porcine circovirus (PCV2) and Mycoplasma hyopneumoniae (M. hyo); and Core EQ Innovator®, the first and only equine vaccine to help protect horses from all five core equine diseases in one injection.

ZOETIS 2019 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

NEO AIP DECISIONS

In February 2018, the Committee (and, in the case of the CEO, the Board of Directors) determined the amount of annual incentive earned by each of our NEOs and approved the final payouts to each NEO for 2018. The NEOs’ 2018 annual incentive awards were based on:

●	The financial performance of Zoetis (measured against targets for revenue, adjusted diluted EPS and free cash flow);

●	The financial performance of their respective region/business unit/function measured by annual budgets for revenue and income before adjustments (as applicable);

●	The achievement of approved strategic and operational goals for their respective region/business unit/function; and

●

An assessment of each NEO’s individual performance relative to each executive’s performance objectives (indicated above), including an assessment of whether such performance objectives were achieved in alignment with our Core Beliefs, which define the values and behaviors that we expect all Zoetis employees, including our NEOs, to exhibit in carrying out their responsibilities.

The 2018 AIP awards for our NEOs reflecting the Committee’s assessment of their performance in 2018 (and, in the case of our CEO, the Board of Directors’ assessment of his performance in 2018) are shown in the table below:

NEO	AIP Target Amount	AIP Award % of Target	AIP Award Paid
Juan Ramón Alaix	$1,500,000	136.5%	$2,047,500
Glenn C. David	$501,000	138.0%	$691,380
Kristin C. Peck	$540,000	136.0%	$734,400
Clinton A. Lewis, Jr.	$540,000	135.0%	$729,000
Catherine A. Knupp	$501,000	135.0%	$676,350

LONG-TERM INCENTIVES (“LTI”)

Our Equity Plan is a comprehensive long-term incentive compensation plan that permits us to grant equity-based long-term compensation awards to employees and directors. The Committee believes that equity-based long-term incentive awards align the interests of management with our shareholders and focus management on our long-term growth. In addition, the Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success. In determining the size of equity-based grants, the Committee considers the number of shares available under the Equity Plan, the potential dilutive impact of such grants on our shareholders, the individual’s position with us, the appropriate allocation of such grants based on past and projected individual and corporate performance and the level of grants awarded by our peers to similarly situated executives.

In 2018, long-term incentive awards were delivered through a mix of one-third each of stock options, RSUs and performance award units to approximately 200 of our senior leaders, including the NEOs. We believe that the mix of stock options (which have value only if there is an increase in the value of our stock), RSUs (which focus our executives on sustained growth) and performance award units (which reward the company’s executives in alignment with the relative return in our shareholders’ investment in the company over the three-year performance period) that was delivered in 2018 supports our pay-for-performance objective by tying executive awards to shareholder value accretion. Long-term incentive awards were delivered to other eligible Zoetis employees generally through RSUs.

38	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

LTI awards vest in full on the third anniversary of the date of grant, assuming continued employment through the vesting date and, in the case of performance award units, subject to the company’s total shareholder return over the three-year performance period relative to the total shareholder return of the S&P 500 Group. For all LTI awards, earlier vesting may occur in connection with certain termination conditions, such as retirement, death, disability, restructuring, change in control, etc., that are generally aligned with market practice.

The three forms of LTI awards granted to our senior leaders, including the NEOs, are described below:

Stock Options	Objectives

We view stock options as a form of long-term incentive that focuses and rewards executives for increasing our stock price. If the stock price does not increase from the level at the date of the grant, the stock options will have no value to the executives.

●   Encourage our executives to focus on decisions that will lead to increases in the stock price for the long term

●   Retain executive talent, since executives generally must remain with the company for three years following the date of the grant before they can exercise the stock options (with exceptions for certain terminations of employment), and the options have a ten-year term from the date of the grant

Restricted Stock Units	Objectives

RSUs provide executives with the right to receive shares of our stock at the end of the three-year cliff-vesting period, generally subject to continued employment (with exceptions for certain terminations of employment). Dividend equivalents are applied to outstanding RSUs and are paid out in shares of our stock at the same time the associated RSUs are paid out.

● Align the interests of executives with those of shareholders over the vesting period ● Retain executive talent ● Encourage stock ownership by delivering shares upon settlement

Performance Award Units	Objectives

We award performance award units to enhance the alignment of executive pay with the value created for our shareholders. Performance award units provide executives with the right to receive shares of our stock after the end of the three-year performance vesting period. The number of shares paid, if any, is generally subject to continued employment (with exceptions for certain terminations of employment) and the company’s total shareholder return over the performance period relative to the S&P 500 Group. Dividend equivalents are applied to outstanding performance award units and are paid out in shares of our stock at the same time the associated performance award units are paid.

●   Align the interests of executives with those of shareholders over the performance vesting period

●   Retain executive talent, as performance awards provide an opportunity for higher rewards when the company’s total shareholder return results exceed the median of the S&P 500 Group

●   Encourage stock ownership by delivering shares upon settlement in accordance with the company’s relative total shareholder return results

The performance award unit vesting schedule is as follows:
If the company’s TSR for the 2018-2020 performance period is:	The number of shares of stock that will vest is:
Below the 25th percentile of the S&P 500 Group	Zero
At the 25th percentile of the S&P 500 Group	50% of the target number of units
At the 50th percentile of the S&P 500 Group	100% of the target number of units
At or above the 75th percentile of the S&P 500 Group	200% of the target number of units

The number of shares that vest and are paid is determined by linear interpolation when the company’s total shareholder return is between the 25th and 50th or between the 50th and 75th percentiles of the S&P 500 Group.

ZOETIS 2019 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

NEO LTI DECISIONS

Our NEOs typically receive equity-based grants as part of our annual grant of long-term incentive awards which occurs during the first quarter of each year. The following table sets forth the long-term incentive awards delivered to our NEOs in 2018. In determining the number of shares underlying each applicable award, the value of RSUs is divided by the grant date closing price of Zoetis common shares, the option value is divided by the Zoetis Black-Scholes value as of the grant date and the performance award unit value is divided by the Zoetis Monte Carlo simulation value as of the grant date (in each case, the number of underlying shares is rounded down to the nearest whole number).

NEO	Total LTI Value	Value of Awards:			Number of Shares Underlying Awards:
		Stock Options	RSUs	Performance Award Units	Stock Options	RSUs	Performance Award Units
Juan Ramón Alaix	$8,100,000	$2,700,000	$2,700,000	$2,700,000	133,070	36,865	26,908
Glenn C. David	$1,600,000	$533,333	$533,333	$533,333	26,285	7,281	5,315
Kristin C. Peck	$1,500,000	$500,000	$500,000	$500,000	24,642	6,826	4,983
Clinton A. Lewis, Jr.	$1,500,000	$500,000	$500,000	$500,000	24,642	6,826	4,983
Catherine A. Knupp	$1,500,000	$500,000	$500,000	$500,000	24,642	6,826	4,983

RETIREMENT BENEFITS

Our NEOs receive retirement benefits through Zoetis’ U.S. Savings Plan. The Savings Plan is a tax-qualified 401(k) savings plan available to all eligible U.S. employees. Participants may elect to contribute up to 60% of their salary and annual incentive payment to the Savings Plan, subject to Internal Revenue Code (“IRC”) limitations. We match 100% of the employee contribution, up to 5% of each eligible employee’s pay. We may also contribute a discretionary profit-sharing amount of up to 8% of each eligible employee’s pay (subject to IRC limitations). For 2018, we contributed 5.0% of each eligible employee’s pay (including the NEOs) as a profit sharing contribution.

To the extent the IRC limitations are exceeded, our Zoetis Supplemental Savings Plan is a non-qualified deferred compensation plan that makes up for amounts that would otherwise have been contributed to the Savings Plan but could not be contributed due to IRC limitations on the amount of compensation that may be taken into account under a tax-qualified plan ($275,000 for 2018). Eligible employees, including our NEOs, may elect to defer up to 30% of the amount by which their salary and annual incentive payment exceeds this compensation limit. We match these deferrals at the same rate as under the Savings Plan, i.e., 100% match up to 5% of pay. In addition, our NEOs and certain other executives may elect to defer up to an additional 60% of the amount of their annual incentive payment that is over the IRC 401(a)(17) limit. We do not match these additional deferrals. If an employee’s profit sharing contribution to the Savings Plan is limited by the compensation or contribution limit, the portion that the employee was not able to receive in the Savings Plan is credited to the employee’s account in the Zoetis Supplemental Savings Plan.

40	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

SEVERANCE

The Zoetis Executive Severance Plan covers our NEOs and certain other executives (currently 11 employees, including the NEOs). We do not maintain individual employment agreements with our executives (other than agreements that are required or customary for executives outside of the U.S.). The plan provides for payment of severance benefits in the event of an involuntary termination of employment (other than for Cause5) that is not in connection with a Change of Control5, and a higher level of benefits in the event of an involuntary termination of employment (other than for Cause) or a termination for “Good Reason” 5 that occurs upon or within 24 months following a Change of Control. The amounts payable under the plan are shown below:

	Severance (Base Salary)	Continued Health and Life Insurance (at active employee cost)	Annual Incentive
Non-Change of Control Severance:
CEO	18 months	12 months	1.5x target
Other Participants	12 months	12 months	1x target
Change of Control Severance:
CEO	30 months	18 months	2.5x target
Other Participants	24 months	18 months	2x target

The salary payments are made as salary continuation in the case of a non-Change of Control severance, and in a lump sum in the case of a Change of Control severance. The annual incentive payments are made in a lump sum under both circumstances. In addition to the benefits reflected in the table, we provide outplacement services to plan participants. All benefits under the plan are subject to the participant’s execution of a general release of all claims against the company.

PERQUISITES

We maintain a policy prohibiting traditional perquisites of employment (as determined by our Board of Directors) for our employees, including our NEOs. However, the company does provide certain benefits to employees serving outside of their home country at the company’s request, including our NEOs, pursuant to our international assignment policy, which benefits fall into the category of perquisites or other personal benefits under applicable SEC rules. Certain benefits of this type provided to Mr. Lewis in connection with his international assignment are included in the Summary Compensation Table under the heading “All Other Compensation”.

CORPORATE GOVERNANCE POLICIES

STOCK OWNERSHIP REQUIREMENTS

Our stock ownership guidelines encourage our NEOs to own and maintain a substantial stake in the company. Our guidelines are established as a multiple of each executive’s base salary. In 2018, as part of its annual review, the Committee approved an increase to the stock ownership requirement for the CEO from 5 times to 6 times base salary, to better align with practices reported by many of the companies in our compensation peer group. Our CEO’s stock ownership was already above the 6 times base salary multiple at the time the requirement was increased.

In assessing compliance with the guidelines, we count stock held outright, unvested restricted stock or RSUs, unvested performance award units and stock held in benefit plans. Our stock ownership guidelines are as follows:

●	Mr. Alaix: 6 times base salary

●	All other ZET members, including our NEOs: 3 times base salary

[5]	“Cause”, “Change of Control” and “Good Reason” are as defined in the Zoetis Executive Severance Plan.

ZOETIS 2019 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

A Zoetis executive must achieve the guidelines before he or she can sell any stock acquired upon the exercise of options or the vesting of other awards, other than stock sold to satisfy the exercise price of stock options or taxes due upon the exercise of options or the vesting or settlement of other awards. Our NEOs (and all other ZET members) have five years from the establishment of the guidelines in 2013 to achieve the stock ownership requirements. Newly hired employees and employees newly appointed to the ZET will have five years from the date of hire or appointment, as applicable, to achieve the stock ownership requirements. As of the last annual measurement date, all our NEOs have met the stock ownership requirements.

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

Zoetis maintains a policy prohibiting any of our directors or employees, including the NEOs, from “hedging” their ownership in shares of our common stock or other equity-based interests in our company, including by engaging in short sales or trading in derivative securities relating to our common stock. Zoetis also maintains a policy prohibiting any of our directors or employees, including the NEOs, from pledging Zoetis shares as collateral for loans or for any other purpose.

CLAW-BACK POLICY

Zoetis maintains a claw-back policy under which the Committee shall, to the extent permitted by law, make retroactive adjustments to any cash-based or equity-based incentive compensation paid to employees, including our NEOs, where the payment was predicated upon the achievement of specified financial results that are the subject of a subsequent restatement, or where employees were found to have altered financial or operational results used to determine award values. Additionally, our claw-back policy includes recoupment due to willful misconduct or gross negligence which caused or might reasonably be expected to cause significant business or reputational harm to the company. The intent of the policy is to enable the company to recover any amount determined by the Committee to have been inappropriately received by the employee.

COMPENSATION RISK ASSESSMENT

In 2018, the Committee considered whether the company’s compensation policies and practices for its employees, including the NEOs, create risks that are reasonably likely to have a material adverse effect on the company.

In evaluating a compensation risk assessment that was conducted by Willis Towers Watson, the Committee’s independent executive compensation consultant, the Committee considered the following:

●	The mix of cash and equity compensation, which is balanced with a strong emphasis on long-term awards;

●	Goals and objectives of the company’s compensation programs, reflecting both quantitative and qualitative performance measures and avoiding excessive weight on a single performance measure;

●	The design of the company’s sales incentive plans, to ensure the mix of fixed and variable compensation promotes appropriate behaviors among participants;

●	Equity compensation granted in the form of stock options, restricted stock units and performance award units to provide greater incentive to create and preserve long-term shareholder value;

●	Regular review of comparative compensation data to maintain competitive compensation levels in light of the company’s industry, size and performance;

●

The company’s minimum stock ownership guidelines, which ensure that executive officers have a meaningful direct ownership stake in the company and align executive officers with long-term shareholder interests;

●	The company’s restrictions on engaging in hedging transactions in the company’s securities; and

●	The company’s claw-back policy.

42	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

Based on its evaluation in 2018, the Committee has determined, in its reasonable business judgment, that the company’s compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse impact on the company and instead promote behaviors that support long-term sustainability and shareholder value creation.

TAX DEDUCTIBILITY OF NEO COMPENSATION

Section 162(m) of the IRC disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers. Under prior law, there was an exception to the $1 million deduction limitation for compensation that meets the requirements of “qualified performance-based compensation”. However, for tax years after 2017, this exception has been eliminated, subject to limited transition relief that applies to certain arrangements in place as of November 2, 2017, and the group of executives covered by Section 162(m) has been expanded. Accordingly, no assurance can be given that awards paid in 2018 and later years that were originally intended to qualify for the “qualified performance-based compensation” exception, or that were otherwise expected to be deductible prior to the change in the tax law, will in fact be deductible.

As a general matter, while the Committee considers tax deductibility as one of several relevant factors in determining compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the company for federal income tax purposes.

COMPENSATION DECISIONS FOR 2019

In February 2019, the Committee approved a change to the relative weighting of the types of long-term incentive awards that are granted to the company’s senior leaders (approximately 200 employees, including the NEOs). Beginning with long-term incentive awards granted in 2019, the weighting of our performance award units will increase from 33% to 50% of the total award, and the weighting of RSUs and stock options will each decrease from 33% to 25% of the total award. We believe that this increase in the percentage of each NEO’s annual long-term incentive awards that is granted in the form of performance award units will further align the interests of the NEOs with the interests of our shareholders and further enhance the link between pay and performance in our compensation program.

ZOETIS 2019 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

The Zoetis Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Zoetis Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A filed with the SEC.

THE COMPENSATION COMMITTEE

Robert W. Scully, Chair

Paul M. Bisaro

Sanjay Khosla

Gregory Norden

Louise M. Parent

44	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

The following tables summarize our NEO compensation:

1.

Summary Compensation Table. The Summary Compensation Table summarizes the compensation earned by our NEOs for the fiscal years ended December 31, 2018, 2017 and 2016, including salary earned, annual incentive plan awards, the aggregate grant date fair value of equity-based incentive awards granted to our NEOs and all other compensation paid to our NEOs.

2.	2018 Grants of Plan-Based Awards Table. The 2018 Grants of Plan-Based Awards Table summarizes all grants of plan-based awards made to our NEOs during the fiscal year ended December 31, 2018.

3.

Outstanding Equity Awards at 2018 Fiscal Year-End Table. The Outstanding Equity Awards at 2018 Fiscal Year-End Table summarizes the outstanding equity-based incentive awards held by our NEOs as of December 31, 2018.

4.

2018 Option Exercises and Stock Vested Table. The 2018 Option Exercises and Stock Vested Table summarizes our NEOs’ option exercises and equity-based award vesting during the fiscal year ended December 31, 2018.

5.

2018 Non-Qualified Deferred Compensation Table. The 2018 Non-Qualified Deferred Compensation Table summarizes the activity during 2018 and account balances under our Supplemental Savings Plan as of December 31, 2018.

6.

Potential Payments upon Employment Termination Table. The Potential Payments upon Employment Termination Table summarizes payments and benefits that would be made to our NEOs in the event of certain employment terminations, assuming such terminations occurred on December 31, 2018.

ZOETIS 2019 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Juan Ramón Alaix	2018	1,200,000	—	5,399,942	2,699,990	2,047,500	321,968	11,669,400
Chief Executive Officer	2017	1,190,000	—	4,866,579	2,433,331	1,750,000	288,859	10,528,769
	2016	1,150,000	—	4,199,957	2,099,994	1,720,000	296,675	9,466,626

Glenn C. David	2018	626,250	—	1,066,567	533,323	691,380	117,651	3,035,171
Executive Vice President and	2017	596,250	150,000	933,252	466,666	550,041	101,388	2,797,597
Chief Financial Officer	2016	483,030	—	608,223	516,651	526,676	73,526	2,208,106

Kristin C. Peck	2018	675,000	—	999,930	499,986	734,400	129,608	3,038,924
Executive Vice President and	2017	655,000	300,000	933,252	466,666	599,440	112,245	3,066,603
Group President, U.S.	2016	636,375	—	899,958	449,995	568,856	119,499	2,674,683
Operations, Business
Development and Strategy

Clinton A. Lewis, Jr.	2018	675,000	—	999,930	499,986	729,000	1,721,890	4,625,806
Executive Vice President and	2017	655,000	300,000	933,252	466,666	607,060	1,485,268	4,447,246
Group President, International	2016	630,054	—	799,972	399,998	571,303	966,604	3,367,931
Operations, Commercial
Development, Global Genetics and
Aquatic Health

Catherine A. Knupp	2018	626,250	—	999,930	499,986	676,350	121,425	2,923,941
Executive Vice President and	2017	582,500	300,000	933,252	466,666	534,245	99,895	2,916,558
President of Research and	2016	525,027	—	733,301	366,663	474,940	93,299	2,193,230
Development

(1)

The amounts shown in the “Stock Awards” column represent the aggregate grant date fair values for the Restricted Stock Units (“RSUs”) and the performance award units granted by Zoetis in 2018, 2017 and 2016, determined in accordance with FASB ASC Topic 718 based on the assumptions and methodologies set forth in Note 14 to Zoetis’ 2018 Annual Report on Form 10-K, filed with the SEC on February 14, 2019 (the “2018 10-K”). Further information regarding the 2018 awards is included in the 2018 Grants of Plan-Based Awards Table and the Outstanding Equity Awards at 2018 Fiscal Year-End Table. With respect to the performance award units granted by Zoetis in 2018, 2017 and 2016, the amounts included in the “Stock Awards” column of the Summary Compensation Table above represent the target payout at the grant date based upon the probable outcome of the performance conditions. The table below shows the amount of the target payout value at the grant date and the maximum value at the grant date assuming that the highest performance conditions would be achieved for each of the performance award units granted in 2018.

	Performance Award Unit Grants in 2018
Name	Grant Date Target Payout ($)	Maximum Value at Grant Date ($)

Juan Ramón Alaix	2,699,949	5,399,898

Glenn C. David	533,307	1,066,614

Kristin C. Peck	499,994	999,988

Clinton A. Lewis, Jr.	499,994	999,988

Catherine A. Knupp	499,994	999,988

(2)

The amounts shown in the “Option Awards” column represent the aggregate grant date fair values of long-term incentive awards granted to the NEOs by Zoetis in 2018, 2017 and 2016, determined in accordance with FASB ASC Topic 718 based on the assumptions and methodologies set forth in Note 14 to the 2018 10-K. Further information regarding the 2018 awards is included in the 2018 Grants of Plan-Based Awards Table and the Outstanding Equity Awards at 2018 Fiscal Year-End Table.

(3)	The amounts shown in the “Non-Equity Incentive Plan Compensation” column represent annual cash incentive awards earned by the NEOs under the Zoetis Annual Incentive Plan for 2018, 2017 and 2016.

46	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

(4)	The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2018:

Name	Company Contributions Under the Zoetis Savings Plan (i) ($)	Company Contributions Under the Zoetis Supplemental Savings Plan (ii) ($)	International Assignment (iii) ($)	Other (iv) ($)	All Other Compensation ($)

Juan Ramón Alaix	11,000	281,250	—	29,718	321,968

Glenn C. David	25,541	90,078	—	2,032	117,651

Kristin C. Peck	27,500	99,916	—	2,192	129,608

Clinton A. Lewis, Jr.	27,500	100,678	1,590,314	3,398	1,721,890

Catherine A. Knupp	27,500	88,500	—	5,425	121,425

(i)

The amounts shown in this column represent the sum of profit sharing and matching contributions under the Zoetis Savings Plan (“ZSP”), a tax-qualified retirement savings plan. Under the terms of the ZSP, the company will match up to 5% of salary compensation contributed by each employee, subject to limitations under the U.S. Internal Revenue Code of 1986, as amended (“IRC”). The company contributions to the ZSP for Mr. Alaix and Mr. David are lower than that of the other NEOs because they reached IRC limits for contributions to the ZSP.

(ii)

The amounts shown in this column represent the sum of profit sharing and matching contributions under the Zoetis Supplemental Savings Plan (“ZSSP”). The ZSSP is discussed in more detail in the 2018 Non-Qualified Deferred Compensation Table.

(iii)

In connection with his role of Executive Vice President and Group President of International Operations, Commercial Development, Global Genetics and Aquatic Health, Mr. Lewis was on assignment in Ireland through May 15, 2018, when he returned to continue serving in this role in the United States. This assignment was at the company’s request and Mr. Lewis received benefits in line with those that are generally available to all Zoetis employees serving in international assignments. In 2018 these benefits included $99,168 for housing and living costs, $48,225 for relocation services in Ireland, and taxes of $1,442,921 paid by the company for benefits related to his assignment.

(iv)	The amounts shown in this column include the imputed income related to Zoetis’ group term life insurance coverage in excess of $50,000.

ZOETIS 2019 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

2018 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides additional information about non-equity incentive awards and equity incentive awards granted to our NEOs during the fiscal year ended December 31, 2018. All stock options, RSUs and performance award units granted to our NEOs in 2018 were granted under the 2013 Equity and Incentive Plan and the applicable award agreements. See the discussion under the heading “Long-Term Incentives” in the CD&A for further information about these stock options, RSUs and performance award units.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Juan Ramón Alaix	Annual Incentive		0	1,500,000	3,000,000

	Stock Options (5)	2/13/2018								133,070	73.24	2,699,990

	Restricted Stock Units (5)	2/13/2018							36,865			2,699,993

	Performance Award Units (6)	2/13/2018				0	26,908	53,816				2,699,949

Glenn C. David	Annual Incentive		0	501,000	1,002,000

	Stock Options (5)	2/13/2018								26,285	73.24	533,323

	Restricted Stock Units (5)	2/13/2018							7,281			533,260

	Performance Award Units (6)	2/13/2018				0	5,315	10,630				533,307

Kristin C. Peck	Annual Incentive		0	540,000	1,080,000

	Stock Options (5)	2/13/2018								24,642	73.24	499,986

	Restricted Stock Units (5)	2/13/2018							6,826			499,936

	Performance Award Units (6)	2/13/2018				0	4,983	9,966				499,994

Clinton A. Lewis, Jr.	Annual Incentive		0	540,000	1,080,000

	Stock Options (5)	2/13/2018								24,642	73.24	499,986

	Restricted Stock Units (5)	2/13/2018							6,826			499,936

	Performance Award Units (6)	2/13/2018				0	4,983	9,966				499,994

Catherine A. Knupp	Annual Incentive		0	501,000	1,002,000

	Stock Options (5)	2/13/2018								24,642	73.24	499,986

	Restricted Stock Units (5)	2/13/2018							6,826			499,936

	Performance Award Units (6)	2/13/2018				0	4,983	9,966				499,994

(1)	These amounts represent the threshold, target and maximum non-equity incentive plan awards under the Zoetis Annual Incentive Plan for 2018.

(2)

These amounts represent the threshold, target and maximum share payouts under our performance award unit program for the performance period beginning January 1, 2018 and ending December 31, 2020. The payment for threshold performance is 0%. The target payout is equal to 100% of the granted units and represents the number of performance award units that may be earned for achieving the target level of the performance goal. The maximum payout is 200% of the target number of performance award units and represents the number of performance award units that may be earned for achieving the maximum level of the performance goal. Dividend equivalent units are accrued through the payout date and increase the target number of performance award units.

(3)	The exercise price of the stock options is the closing price of the company’s stock on the grant date.

48	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

(4)

The amounts shown in this column represent the award values as of the grant date, computed in accordance with FASB ASC Topic 718 based on the assumptions and methodologies set forth in Note 14 to the 2018 10-K. The stock options are shown using a Black-Scholes value of $20.29 on the grant date, the RSUs are shown using the company’s grant date closing stock price of $73.24, and the performance award units are shown using a Monte Carlo simulation model value of $100.34 on the grant date. For each NEO, the target grant date values of the stock option, RSU and performance award unit grants were intended to be equally weighted; however, there are slight differences in value due to rounding down upon the conversion from dollar values to a whole number of options or units using the grant date values.

(5)	These Zoetis stock option and RSU awards are subject to three-year cliff vesting and vest 100% on the third anniversary of the grant date.

(6)

These performance award units are subject to three-year cliff vesting and are earned based on achievement of a performance goal measured over a three-year performance period beginning January 1, 2018 and ending December 31, 2020. The performance goal is based on the company’s TSR results as compared to the TSR results of the companies comprising the S&P 500 Group. The number of shares paid under these performance award units, if any, ranges from 0% to 200% of the target number of shares (including accrued dividend equivalent units) and depends upon the extent to which the performance goal is achieved, as determined by the Committee after the end of the performance period.

ZOETIS 2019 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END TABLE

The following table summarizes the Zoetis equity-based long-term incentive awards made to our NEOs that were outstanding as of December 31, 2018.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Juan Ramón Alaix(7)	3/4/2014	312,109		30.89		3/3/2024

	2/27/2015	159,954		46.09		2/26/2025

	2/19/2016		187,667	41.83		2/18/2026	136,449	(6)	11,671,847

	2/14/2017		170,163	55.02		2/13/2027	44,724		3,825,691	33,127	2,833,684

	2/13/2018		133,070	73.24		2/12/2028	37,027		3,167,290	27,026	2,311,804

Glenn C. David	2/27/2015	7,712		46.09		2/26/2025

	2/19/2016		8,191	41.83		2/18/2026	5,955	(6)	509,391

	8/22/2016		21,301	51.23		8/21/2026	5,449		466,107

	12/6/2016		11,144	50.22		12/5/2026	3,026		258,844

	2/14/2017		32,634	55.02		2/13/2027	8,577		733,677	6,353	543,436

	2/13/2018		26,285	73.24		2/12/2028	7,313		625,554	5,338	456,613

Kristin C. Peck(7)	1/31/2013	40,385		26.00	(5)	1/31/2023

	3/4/2014	78,651		30.89		3/3/2024

	2/27/2015	37,132		46.09		2/26/2025

	2/19/2016		40,214	41.83		2/18/2026	29,238	(6)	2,501,019

	2/14/2017		32,634	55.02		2/13/2027	8,577		733,677	6,353	543,436

	2/13/2018		24,642	73.24		2/12/2018	6,856		586,462	5,005	428,128

Clinton A. Lewis, Jr.(7)	1/31/2013	42,796		26.00	(5)	1/31/2023

	3/4/2014	46,816		30.89		3/3/2024

	2/27/2015	28,563		46.09		2/26/2025

	2/19/2016		35,746	41.83		2/18/2026	25,990	(6)	2,223,185

	2/14/2017		32,634	55.02		2/13/2027	8,577		733,677	6,353	543,436

	2/13/2018		24,642	73.24		2/12/2018	6,856		586,462	5,005	428,128
Catherine A. Knupp(7)	2/27/2015	28,563		46.09		2/26/2025

	2/19/2016		32,767	41.83		2/18/2026	23,824	(6)	2,037,905

	2/14/2017		32,634	55.02		2/13/2027	8,577		733,677	6,353	543,436

	2/13/2018		24,642	73.24		2/12/2018	6,856		586,462	5,005	428,128

(1)

These Zoetis stock options, RSUs and performance award units are subject to a three-year cliff vesting schedule and vest 100% on the third anniversary of the grant date, and performance award units are earned based on achievement of a performance goal measured over a three-year performance period.

(2)	These amounts are rounded to the nearest whole unit and include accrued dividend equivalent units applied after the grant date.

(3)	Based on Zoetis’ closing stock price on December 31, 2018 of $85.54.

(4)

These performance award units are subject to three-year cliff vesting and are earned, in the case of awards granted in 2017, based on achievement of a performance goal over a three-year performance period beginning January 1, 2017 and ending December 31, 2019, and in the case of awards granted in 2018, based on achievement of a performance goal over a three-year performance period beginning January 1, 2018 and ending December 31, 2020. Each performance goal is based on the company’s TSR results as compared to the TSR results of the companies comprising the S&P 500 Group. The number of shares paid under these performance award units, if any, ranges from 0% to 200% of the target number of shares and depends upon the extent to which the performance goal is achieved, as determined by the Committee after the end of the performance period.

50	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

(5)	Zoetis’ Initial Public Offering (“IPO”) stock price on February 1, 2013.

(6)

These amounts consist of Zoetis RSUs that remained unvested as of December 31, 2018, and performance award units for which the performance period ended on December 31, 2018 and the level of performance has been determined. The table below shows these amounts for each NEO as of December 31, 2018.

Name	RSU Awards	Earned Performance Award Units	Total Number of Units that Have Not Vested

Juan Ramón Alaix	51,171	85,278	136,449

Glenn C. David *	2,233	3,722	5,955

Kristin C. Peck	10,964	18,274	29,238

Clinton A. Lewis, Jr.	9,746	16,244	25,990

Catherine A. Knupp	8,934	14,890	23,824

*	Mr. David’s number of RSUs and earned performance award units are lower than those of other NEOs because he had not yet been appointed CFO at the time these awards were granted.

(7)

Certain NEOs were Pfizer employees at the time of Zoetis’ IPO in February 2013 and continue to hold Pfizer 7-Year Total Shareholder Return Units (“TSRUs”), granted on February 23, 2012 at a grant price of $21.03. These TSRUs vested three years from the grant date and are settled on the seventh anniversary of the grant date. The value earned for each TSRU is equal to the difference between the settlement price (the 20-day average of the closing prices of Pfizer common stock ending on the settlement date) and the grant price (the closing price of Pfizer common stock on the date of grant) plus the value of dividend equivalents accumulated over the term. This value, if any, is converted into shares of Pfizer common stock by dividing it by the settlement price. At December 31, 2018, the number of Pfizer 7-Year TSRUs held by Mr. Alaix, Ms. Peck, Mr. Lewis and Dr. Knupp, were 45,468, 19,427, 5,942 and 5,714, respectively. Mr. David did not hold Pfizer TSRUs at December 31, 2018.

ZOETIS 2019 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

2018 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information about the number and value of shares acquired upon vesting of RSUs held by, and exercises of stock options by, our NEOs during 2018.

	Option Awards		RSU Awards		Performance Award Units(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)

Juan Ramón Alaix(5)	285,306	19,213,699	41,412(4)	3,382,118	60,458(4)	4,937,605

Glenn C. David	16,385	1,004,639	1,995	162,932	2,914	237,986

Kristin C. Peck(5)	39,500	2,283,528	9,612	785,012	14,035	1,146,238

Clinton A. Lewis, Jr. (5)	—	—	7,394	603,868	10,795	881,628

Catherine A. Knupp(5)	89,612	5,208,661	7,394	603,868	10,795	881,628

(1)	These performance award units earned were determined based on relative TSR performance over the 2015-2017 performance period and were paid on February 27, 2018.

(2)	The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

(3)

These RSUs and performance award units were granted on February 27, 2015 and vested on February 27, 2018. The value realized on vesting is based on the closing price of our common stock on February 27, 2018, of $81.67.

(4)	Mr. Alaix elected to defer receipt of 100% of the shares pursuant to his vested RSUs and performance award units under the Zoetis Equity Deferral Plan.

(5)

Certain NEOs were Pfizer employees at the time of Zoetis’ IPO in February 2013 and continue to hold Pfizer equity-based long-term incentive awards. The table below shows Pfizer TSRUs that settled in 2018.

	TSRU Awards(b)
Name(a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Juan Ramón Alaix	23,872	865,599

Kristin C. Peck	14,957	542,341

Clinton A. Lewis, Jr.	5,113	185,397

Catherine A. Knupp	5,113	185,397

(a)	Mr. David does not hold Pfizer equity-based long-term incentive awards and is not included in this table.

(b)	These 7-Year Pfizer TSRUs were granted on February 24, 2011 and settled in Pfizer stock on February 28, 2018 at the Pfizer closing stock price of $36.26.

52	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

2018 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table summarizes activity during 2018 and account balances as of December 31, 2018, in the Zoetis Supplemental Savings Plan (“ZSSP”) and the Zoetis Equity Deferral Plan for our NEOs.

The key features of the ZSSP are described in the Compensation Discussion and Analysis section, “Retirement Benefits”. Amounts for our NEOs who were Pfizer employees at the time of the IPO include prior non-qualified Supplemental Savings Plan balances held by NEOs when they served as executives of Pfizer and transferred to the ZSSP.

Under the Zoetis Equity Deferral Plan, NEOs may elect to defer the full amount of common stock to be received upon vesting of RSUs and performance award units, or less than the full amount in 25% increments. NEOs may elect to receive their deferred shares in the January following termination of employment in a lump sum or in annual installments (special provisions provide for situations such as death or disability, or to comply with IRC regulations, as described more fully in the Zoetis Equity Deferral Plan). Election decisions must be made by the end of the year before the RSUs are granted, and by the end of the second year of a three-year performance period for performance award units.

Name	Plan	Aggregate Balance at January 1, 2018(1) ($)	Executive Contributions in 2018(2) ($)	Company Contributions in 2018(3) ($)	Aggregate Earnings in 2018(4) ($)	Aggregate Balance as of December 31, 2018 ($)

Juan Ramón Alaix	Zoetis Supplemental Savings Plan	9,250,240	1,178,539	281,250	72,653	10,782,682

	Zoetis Equity Deferral Plan	—	8,319,723	—	432,442	8,752,165

Glenn C. David	Zoetis Supplemental Savings Plan	731,583	170,041	90,078	1,549	993,251

Kristin C. Peck	Zoetis Supplemental Savings Plan	1,580,937	49,958	99,916	133,137	1,863,948

Clinton A. Lewis, Jr.	Zoetis Supplemental Savings Plan	699,840	60,406	100,678	61,432	922,356

Catherine A. Knupp	Zoetis Supplemental Savings Plan	1,763,513	265,497	88,500	(108,236)	2,009,274

(1)

Amounts in this column that were reported in the Summary Compensation Table for the years 2016 and 2017 (combined) are as follows: Mr. Alaix: $3,126,810, Mr. David: $283,241, Ms. Peck: $270,348, Mr. Lewis: $277,887 and Dr. Knupp: $452,690.

(2)

Executive contributions to the ZSSP shown in this column are included in the Summary Compensation Table for the year 2018. Mr. Alaix’ contribution to the Zoetis Equity Deferral Plan represents the shares payable pursuant to RSU awards and performance award units that vested on February 27, 2018; the value shown in the table above is based on the closing price of our common stock on February 27, 2018 of $81.67. These awards were reported in the Summary Compensation Table in 2015 (the year of grant) at the grant date fair value amount. Mr. Alaix has elected to receive these deferred shares in a lump sum in the January following his termination of employment.

(3)

Company contribution amounts shown in this column include profit sharing and company matching contributions and are reflected in the “All Other Compensation” column of the Summary Compensation Table. Company contribution amounts under the tax-qualified ZSP are also reflected in the “All Other Compensation” column of the Summary Compensation Table but not in the table above.

(4)	Aggregate earnings are not reflected in the Summary Compensation Table because the earnings are not “above-market”. These amounts include dividends, interest and change in market value.

ZOETIS 2019 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION TABLE

The NEOs are eligible to receive benefits under the Zoetis Executive Severance Plan which provides for payment of severance benefits in the event of an involuntary termination of employment (other than for “Cause”) that is not in connection with a change in control of the company (“CIC”) and a higher level of benefits in the event of an involuntary termination of employment (other than for “Cause”) or a termination for “Good Reason” that occurs upon, or within 24 months after, a CIC. The amounts payable under the Zoetis Executive Severance Plan are summarized in the CD&A under “Severance”.

Treatment of long-term incentive awards upon termination of employment is in accordance with the terms of the Equity Plan and the long-term incentive award agreements.

The following table shows the estimated benefits payable upon a hypothetical termination of employment under the Zoetis Executive Severance Plan and the Equity Plan under various termination scenarios, assuming the applicable termination occurred on December 31, 2018. Payment of severance benefits is contingent upon the execution of a release agreement.

Name	Description	Without Cause: Apart from a Restructuring Event or CIC ($)		Without Cause: Restructuring Event ($)		Without Cause or for Good Reason Upon or Within 24 Months Following a CIC ($)		Death or Disability ($)		Retirement ($)
Juan Ramón Alaix	Severance	4,050,000	(1)	4,050,000	(1)	6,750,000	(6)	—		—
	Benefits Continuation	16,522	(2)	16,522	(2)	24,783	(7)	—		—
	Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	30,133,988	(4)	33,375,472	(5)	38,843,291	(8)	38,843,291	(9)	30,133,988	(10)
	Total	34,209,510		37,450,994		45,627,074		38,843,291		30,133,988
Glenn C. David	Severance	1,127,250	(1)	1,127,250	(1)	2,254,500	(6)	—		—
	Benefits Continuation	12,304	(2)	12,304	(2)	18,457	(7)	—		—
	Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	—	(4)	4,948,732	(5)	6,395,329	(8)	6,395,329	(9)	—
	Total	1,148,554		6,097,286		8,677,286		6,395,329		—
Kristin C. Peck	Severance	1,215,000	(1)	1,215,000	(1)	2,430,000	(6)	—		—
	Benefits Continuation	12,935	(2)	12,935	(2)	19,402	(7)	—		—
	Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	—	(4)	6,539,806	(5)	7,849,490	(8)	7,849,490	(9)	—
	Total	1,236,935		7,776,741		10,307,892		7,849,490		—
Clinton A. Lewis, Jr.	Severance	1,215,000	(1)	1,215,000	(1)	2,430,000	(6)	—		—
	Benefits Continuation	22,220	(2)	22,220	(2)	33,330	(7)	—		—
	Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	—	(4)	6,079,314	(5)	7,376,322	(8)	7,376,322	(9)	—
	Total	1,246,220		7,325,534		9,848,652		7,376,322		—
Catherine A. Knupp	Severance	1,127,250	(1)	1,127,250	(1)	2,254,500	(6)	—		—
	Benefits Continuation	21,870	(2)	21,870	(2)	32,805	(7)	—		—
	Outplacement Services	9,000	(3)	9,000	(3)	9,000	(3)	—		—
	Equity Acceleration	5,172,030	(4)	5,772,277	(5)	7,060,832	(8)	7,060,832	(9)	5,172,030	(10)
	Total	6,330,150		6,930,397		9,357,137		7,060,832		5,172,030

54	ZOETIS 2019 PROXY STATEMENT

EXECUTIVE COMPENSATION

(1)

These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 18 months base salary and target annual incentive for the year of termination for the CEO and equal to 12 months base salary and target annual incentive for the year of termination for the other NEOs, in each case, in the event of the executive’s involuntary termination of employment without Cause.

(2)

These amounts represent the cost of 12 months of active health and life insurance coverage at the levels provided to the applicable NEO as of the date of termination of employment and assuming no increase in the cost of coverage.

(3)	These amounts represent the program fee for outplacement services for 12 months.

(4)

These amounts represent the value of Zoetis long-term incentive awards that vest on the executive’s involuntary termination of employment without Cause, apart from a CIC or a restructuring event, using Zoetis’ closing stock price of $85.54 on December 31, 2018. Executives that are not retirement-eligible upon termination of employment forfeit their unvested stock options, RSUs and performance award units. Executives that are retirement-eligible at the time of termination of employment receive equity acceleration treatment described in the footnote to the “Retirement” column (Mr. Alaix and Dr. Knupp were retirement-eligible on December 31, 2018).

(5)

These amounts represent the value of Zoetis long-term incentive awards that vest on the executive’s involuntary termination of employment without Cause due to a restructuring event using Zoetis’ closing stock price of $85.54 on December 31, 2018. Except as noted below, upon termination, unvested stock options fully vest while unvested RSUs and performance award units will vest on a pro-rata basis, with payout of performance award units being subject to achievement of performance goals to be determined after the end of the performance period. Stock option awards held for at least one year by retirement-eligible employees (Mr. Alaix and Dr. Knupp were retirement-eligible on December 31, 2018) will continue to vest under the original vesting schedule and have the remaining option term to exercise. RSUs granted in 2017 or later and held for at least one year by employees who are age 65 or older with 10 or more years of service, including Mr. Alaix, will continue to vest under the original vesting schedule.

(6)

These amounts represent severance payable under the Zoetis Executive Severance Plan, equal to 30 months base salary and target annual incentive for the year of termination for the CEO and equal to 24 months base salary and target annual incentive for the year of termination for the other NEOs, in each case, in the event of the executive’s involuntary termination without Cause or for Good Reason upon or within 24 months after a CIC.

(7)

These amounts represent the cost of 18 months of active health and life insurance coverage at the levels provided to the applicable NEO as of the date of termination of employment and assuming no increase in the cost of coverage.

(8)

These amounts represent the value of Zoetis long-term incentive awards that vest upon a qualifying termination following a CIC using Zoetis’ closing stock price of $85.54 on December 31, 2018. In the event of the executive’s involuntary termination of employment without Cause or for Good Reason upon, or within 24 months after, a CIC, all unvested awards will fully vest (performance award units vest at the target level).

(9)

These amounts represent the value of Zoetis long-term incentive awards that vest on termination of employment due to death or disability using Zoetis’ closing stock price of $85.54 on December 31, 2018. In the event of the executive’s termination of employment due to death or disability, all unvested awards will fully vest (performance award units vest at the target level).

(10)

These amounts represent the value of Zoetis long-term incentive awards that vest on termination of employment due to retirement (Mr. Alaix and Dr. Knupp were retirement-eligible on December 31, 2018) using Zoetis’ closing stock price of $85.54 on December 31, 2018 (and, with respect to performance award units, assuming achievement of performance goals at the target level). In the event of the executive’s termination of employment due to retirement, unvested stock options held for at least one year will continue to vest under the original vesting schedule and have the remaining option term to exercise, while RSUs and performance award units will vest on a pro-rata basis, with payout of performance award units being subject to achievement of performance goals to be determined after the end of the performance period. For employees who are age 65 or older with 10 or more years of service, including Mr. Alaix, RSUs granted in 2017 or later will continue to vest under the original vesting schedule instead of vesting on a pro-rata basis. Any awards held prior to the first anniversary of the date of grant will be forfeited in the event of a termination of employment due to retirement.

ZOETIS 2019 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLANS

The following table shows shares reserved for issuance for outstanding awards granted under the company’s 2013 Equity and Incentive Plan as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	6,217,910	(1)	$43.41	(2)	12,212,046

Equity compensation plans not approved by security holders	460,654	(3)	—		—

Total	6,678,564		$43.41		12,212,046

(1)

Includes 4,157,128 stock options, 73,802 shares underlying deferred stock units (granted in 2013 and 2014 to non-employee directors), 1,558,587 shares underlying RSUs and 428,392 shares underlying performance award units.

(2)	The weighted-average exercise price is only applicable to stock options.

(3)	These RSUs were granted under the Abaxis 2014 Equity Incentive Plan, as amended, and assumed by Zoetis in connection with its July 31, 2018 acquisition of Abaxis, Inc.

56	ZOETIS 2019 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

ITEM 3	RATIFICATION OF APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the company’s independent registered public accounting firm. At least annually, the Audit Committee reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines in order to determine whether to reappoint such firm as our independent registered public accounting firm.

Based on its review, the Audit Committee has appointed KPMG as our independent registered public accounting firm for the year ending December 31, 2019. The Audit Committee and Board of Directors believe that the continued retention of KPMG as the company’s independent registered public accounting firm is in the best interests of the company and its shareholders. KPMG has served as our independent accounting firm continuously since 2013, and also audited our financial statements for 2011 and 2012, when we were wholly owned by Pfizer. We are asking shareholders to ratify the appointment of KPMG for 2019. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the selection of such firm. One or more representatives of KPMG will be present at the Annual Meeting of Shareholders, will be given the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

ITEM 3 RECOMMENDATION: OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

KPMG FEES AND SERVICES

The following table sets forth the aggregate fees for professional services billed or to be billed by KPMG for the years ended December 31, 2018 and 2017 for the audits of our financial statements, and fees for other services rendered by KPMG during those periods.

	2018	2017
Audit fees	$10,507,920	$9,965,280
Audit-related fees	63,100	93,100
Tax fees	1,493,433	1,263,304
All other fees	—	—
Total fees	$12,064,453	$11,321,684

Audit fees consist of fees for professional services for the audit or review of the company’s consolidated financial statements and for the audit of internal control over financial reporting, or for audit services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and comfort letters. Audit fees includes reimbursement for direct out-of-pocket travel and other sundry expenses, which were approximately $300,000 and $300,000 for the years ended December 31, 2018 and 2017, respectively.

ZOETIS 2019 PROXY STATEMENT	57

AUDIT COMMITTEE MATTERS

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the company’s consolidated financial statements and are not reported under Audit fees, including audits of employee benefit plans, special procedures to meet certain statutory requirements and agreed-upon procedures related to contract compliance.

Tax fees consist primarily of fees for tax advice and planning, and tax compliance including the review and preparation of statutory tax returns and other tax compliance related services.

POLICY ON PRE-APPROVAL OF AUDIT FIRM SERVICES

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management submits for Audit Committee approval a list of services and related fees expected to be rendered during that year within each of four categories of services:

●

Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits and discussions surrounding the proper application of financial accounting and/or reporting standards.

●

Audit-related services are assurance and related services that are traditionally performed by the independent registered public accounting firm, including employee benefit plan audits and special procedures required to meet certain regulatory requirements.

●

Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assistance with coordination of execution of tax-related activities, primarily in the area of corporate development; support of other tax-related regulatory requirements; and tax compliance and reporting.

●

All other services are those services not captured in the audit, audit-related or tax categories. The company generally does not request such services from the independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category, and the fees for each category are budgeted. The Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All of the services relating to the fees set forth in the above table for 2017 and 2018 were pre-approved by our Audit Committee in accordance with the above policy.

58	ZOETIS 2019 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

A key role of the Audit Committee is to assist the Board in its oversight of the company’s financial reporting, internal controls and audit functions. As set forth in the written charter of the Audit Committee, management of the company is responsible for the preparation, presentation and integrity of the company’s financial statements, the company’s accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The company has a full-time Internal Audit department that reports to the Audit Committee and management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the company’s system of internal control.

The company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for auditing the company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”), and expressing an opinion on the effectiveness of the company’s internal controls over financial reporting.

In the performance of its oversight function, the Audit Committee met with KPMG, management and the company’s Chief Audit Executive to assure that all were carrying out their respective responsibilities. Both KPMG and the Chief Audit Executive had full access to the Audit Committee, including regular meetings without management present. In addition, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and KPMG. The Audit Committee also has discussed with KPMG the matters required to be discussed under the auditing standards of the PCAOB, including the matters required by PCAOB Auditing Standard No. 16. Furthermore, the Audit Committee (i) has received from KPMG the written disclosures and letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence; (ii) has discussed with KPMG their independence from the company and its management; and (iii) has considered whether KPMG’s provision of non-audit services to the company is compatible with maintaining the auditors’ independence. All audit and non-audit services performed by KPMG must be specifically approved by the Audit Committee or a member thereof.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the company’s audited financial statements for the fiscal year ended December 31, 2018, be included in the company’s 2018 Annual Report on Form 10-K that was filed with the SEC on February 14, 2019. The Audit Committee also approved the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2019.

THE AUDIT COMMITTEE

Gregory Norden, Chair

Frank A. D’Amelio

Louise M. Parent

Robert W. Scully

ZOETIS 2019 PROXY STATEMENT	59

OWNERSHIP OF OUR COMMON STOCK

STOCK OWNERSHIP TABLES

The tables below show how many shares of Zoetis common stock certain individuals and entities beneficially owned on March 15, 2019. These individuals and entities are (1) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) the executive officers named in the Summary Compensation Table on page 46 and (4) all our current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares unless otherwise described below.

Name of Beneficial Owner	Number of Shares Owned	Percent of Class (%) (1)
5% Beneficial Owners:
BlackRock, Inc.(2)	36,690,850	7.7%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(3)	36,371,124	7.6%
100 Vanguard Blvd.
Malvern, PA 19355

(1)	Percentages based on 479,222,830 shares outstanding on March 15, 2019.

(2)

Based on a Schedule 13G/A that BlackRock Inc. filed with the SEC on February 6, 2019, which contained information as of December 31, 2018. Such Schedule 13G/A states that BlackRock Inc. has sole voting power with respect to 31,639,531 shares of Zoetis common stock, sole dispositive power with respect to 36,690,850 shares of Zoetis common stock and shared voting and dispositive power with respect to 0 shares of Zoetis common stock.

(3)

Based on a Schedule 13G/A that Vanguard Group Inc. filed with the SEC on February 11, 2019, which contained information as of December 31, 2018. Such Schedule 13G/A states that The Vanguard Group has sole voting power with respect to 590,986 shares of Zoetis common stock and sole dispositive power with respect to 35,684,656 shares of Zoetis common stock; and together with its wholly-owned subsidiaries Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., has shared voting power with respect to 105,672 shares of Zoetis common stock and shared dispositive power with respect to 686,468 shares of Zoetis common stock.

60	ZOETIS 2019 PROXY STATEMENT

OWNERSHIP OF OUR COMMON STOCK

Name of Beneficial Owner	Common Stock(1)	Deferred Stock Units(2)	Vested Options(3)	RSUs Vesting Within 60 days(4)	Total
Directors and Named Executive Officers:
Paul M. Bisaro	8,044	—	—	—	8,044
Frank A. D’Amelio	10,394	9,560	—	—	19,954
Sanjay Khosla	5,394	9,560	—	—	14,954
Michael B. McCallister	15,796	10,334	—	—	26,130
Gregory Norden	9,009	10,334	—	—	19,343
Louise M. Parent	5,079	9,560	—	—	14,639
Willie M. Reed	4,716	4,701	—	—	9,417
Linda Rhodes	5	—	—	—	5
Robert W. Scully	6,432	9,560	—	—	15,992
William C. Steere, Jr.	12,421	10,334	—	—	22,755
Juan Ramón Alaix	96,712	—	347,621	—	444,333
Glenn C. David	12,882	—	15,903	—	28,785
Kristin C. Peck	46,165	—	188,882	—	235,047
Clinton A. Lewis, Jr.	55,477	—	143,220	—	198,697
Catherine A. Knupp	50,913	—	28,563	—	79,476
Directors and executive officers as a group (19 persons)(5)	423,589	73,945	871,007	—	1,368,541

(1)	Represents shares of our common stock and includes shares held by executive officers in our 401(k) plan.

(2)

Represents shares underlying vested deferred stock units and related dividend equivalent units held by non-employee directors, which directors have a right to acquire within 60 days after leaving our Board.

(3)	Represents shares underlying vested stock options granted to our executive officers pursuant to the Zoetis Inc. 2013 Equity and Incentive Plan.

(4)	Represents shares underlying restricted stock units granted to our directors or executive officers pursuant to the Zoetis Inc. 2013 Equity and Incentive Plan that will vest within 60 days.

(5)	The directors and executive officers as a group do not own more than 1% of the total outstanding shares based on 479,222,830 shares outstanding on March 15, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of 10% or more of a registered class of our equity securities to file reports with the SEC about their ownership of and transactions in our common stock. Based solely on our records and other information furnished to us, we believe that all reports that were required to be filed by our directors and executive officers under Section 16(a) during 2018 were timely filed, except that a late Form 4 was filed by director Sanjay Khosla to report two purchases of Zoetis common stock that occurred in 2016 and earlier in 2018.

ZOETIS 2019 PROXY STATEMENT	61

TRANSACTIONS WITH RELATED PERSONS

POLICY CONCERNING RELATED PERSON TRANSACTIONS

Our Board of Directors has adopted a written policy regarding the review, approval and ratification of transactions with related persons. This policy provides that the Board’s Corporate Governance Committee will review each transaction, arrangement or relationship in which we are a participant if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

The policy calls for every proposed related person transaction to be reviewed by the Corporate Governance Committee and, if deemed appropriate, approved by the Committee. The Committee is required to consider all of the relevant facts and circumstances, and to approve only those transactions that, in light of known circumstances, it determines to be in Zoetis’ best interests. If we become aware of an existing related person transaction which has not been reviewed and approved under the policy, the matter will be referred to the Committee, which will evaluate all available options, including ratification, revision or termination of the transaction.

Any member of the Corporate Governance Committee who has an interest in the transaction being reviewed may not participate in the review but may be counted towards a quorum of the Committee. The Chair of the Committee may review and approve a related person transaction if it is not practical or desirable to delay a review of a transaction until the next meeting of the Committee, and then the Chair will report on the review to the Committee at its next regularly scheduled meeting.

A description and a copy of our related person transaction approval policy is available on our website at www.zoetis.com under About Us—Corporate Governance.

RELATED PERSON TRANSACTIONS

During fiscal year 2018, we did not enter into any related person transactions.

62	ZOETIS 2019 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We are providing this proxy statement to you in connection with the solicitation of proxies by the Zoetis Board of Directors for the 2019 Annual Meeting of Shareholders and for any adjournment or postponement thereof. We mailed our proxy materials on or about April 2, 2019 and filed our proxy materials with the SEC on April 2, 2019.

ANNUAL MEETING INFORMATION

We are holding our 2019 Annual Meeting of Shareholders at 10:00 a.m. Eastern Daylight Time on Wednesday, May 15, 2019, at the Hilton Short Hills in Short Hills, New Jersey. We invite you to attend in person.

We do not require tickets for admission to the meeting, but we do limit attendance to shareholders of record on the record date, March 21, 2019, or their proxy holders. Please bring proof of your common stock ownership, such as a current brokerage statement, and photo identification. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the meeting.

For security reasons, we will not permit cameras, camcorders, videotaping equipment, or other recording devices or audio equipment, or large packages, banners, placards, signs, props, costumes, live animals (other than service animals) or weapons in the meeting. Admission to the 2019 Annual Meeting of Shareholders will be on a first-come, first-served basis.

Only shareholders of record or their valid proxy holders may address the meeting.

We have arranged for a live audio webcast and a replay of our Annual Meeting of Shareholders to be accessible to the general public on the following website: http://investor.zoetis.com/events-presentations. Information from this website is not incorporated by reference into this proxy statement.

HOW TO VIEW PROXY MATERIALS ONLINE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2019

Our Proxy Statement and 2018 Annual Report are available online at www.edocumentview.com/ZTS.

We are furnishing proxy materials to our shareholders primarily via “Notice and Access” delivery. On or about April 2, 2019, we mailed to our shareholders a notice of Internet availability of proxy materials. This notice contains instructions on how to access our proxy statement and 2018 Annual Report and vote online.

You will not receive a printed, paper copy of our proxy materials unless you request one. If you are a registered shareholder, you may request a paper copy of our proxy materials by calling 1 (866) 641-4276 or by sending an email, with your 15-digit control number in the subject line, to investorvote@computershare.com. If you are a “beneficial owner” of our shares (as defined below), you may request a paper copy of your proxy materials at www.proxyvote.com, or by calling 1 (800) 579-1639, or by sending an email, with your control number in the subject line, to sendmaterial@proxyvote.com.

ZOETIS 2019 PROXY STATEMENT	63

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

HOW TO VOTE BY PROXY

Your vote is important and we encourage you to vote as soon as possible, even if you plan to attend the meeting in person. You may vote shares that you owned as of the close of business on March 21, 2019, the record date for the 2019 Annual Meeting of Shareholders.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

By telephone	By calling 1 (800) 652-8683 (toll free) in the United States or Canada	24 hours a day until 4:00 a.m., Eastern Daylight Time, on May 15, 2019
By Internet	Online at www.investorvote.com/ZTS	24 hours a day until 4:00 a.m., Eastern Daylight Time, on May 15, 2019
By mail	By returning a properly completed, signed and dated proxy card	Allow sufficient time for us to receive your proxy card before the date of the meeting

For telephone and Internet voting, you will need the 15-digit control number included on your notice or on your proxy card or in the e-letter.

If you own shares in street name or in a Zoetis benefit plan, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan administrator, and you may direct them how to vote on your behalf by complying with their voting instructions. Their instructions will include a control number for telephone and Internet voting, and applicable deadlines.

If your shares are held through the Zoetis Savings Plan, the Zoetis Registered Retirement Savings Plan or the Zoetis Non-Registered Plan, you will receive a proxy card that will also serve as a voting instruction card for all the Zoetis shares you hold in such plan. If you do not vote your shares or specify your voting instructions on your voting instruction card, the administrator of the applicable savings plan will vote your shares in accordance with the terms of your plan. To allow sufficient time for voting by the administrator of the applicable savings plan, your voting instructions must be received by 10:00 a.m., Eastern Daylight Time, on May 13, 2019.

REVOCATION OF PROXIES

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before your shares are voted by:

●	Submitting a written revocation to our Corporate Secretary at Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054;

●	Submitting a later-dated proxy;

●	Providing subsequent telephone or Internet voting instructions; or

●	Voting in person at the meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest validly executed proxy that you submit will be counted.

VOTING AT THE MEETING

If you are a shareholder of record and wish to vote your shares in person at the meeting, you should so notify our Corporate Secretary when you arrive at the meeting. If you hold shares in street name and wish to vote your shares in person at the meeting, you must obtain a valid legal proxy, executed in your favor, from the holder of record. To obtain a valid legal proxy, you should contact your bank, broker, or other nominee.

64	ZOETIS 2019 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

QUORUM AND REQUIRED VOTE

If a majority of the outstanding shares of our common stock entitled to vote at the meeting are represented, either in person or by proxy, then we will have a quorum and be able to conduct the business of the 2019 Annual Meeting of Shareholders. At the close of business on March 21, 2019, the record date for the 2019 Annual Meeting of Shareholders, 479,147,357 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting of Shareholders. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our corporate governance documents and Delaware law, for the election of directors and the approval of the other Items on the agenda for the meeting.

Item	Vote Required	Effect of Abstentions and Broker Non-Votes*
Election of Directors	Majority of the votes cast (i.e., more votes “For” than “Against”)	Not considered as votes cast and have no effect on the outcome
Advisory Vote to Approve Our Executive Compensation (Say on Pay)	Majority of the votes cast	Not considered as votes cast and have no effect on the outcome
Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2019	Majority of the votes cast	May be considered as votes cast

*

A broker non-vote occurs when a broker submits a proxy but does not vote on an Item because it is not a “routine” item under New York Stock Exchange rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Item 3 — Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2019, which is considered a “routine” matter.

EFFECT OF NOT CASTING YOUR VOTE

If we have received a proxy specifying your voting choice, your shares will be voted in accordance with that choice.

If you are a registered shareholder and you do not cast your vote, no votes will be cast on your behalf on any of the Items at the Annual Meeting.

If you are a registered shareholder and sign and return a proxy card without specific voting instructions, or if you vote by telephone or via the Internet without indicating how you want to vote, your shares will be voted in accordance with the Board’s voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting agenda is Item 3 — Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2019. If you hold your shares in street name, and you wish to have your shares voted on all items in this proxy statement, you must complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any Items, except that your broker may vote in its discretion on Item 3.

ZOETIS 2019 PROXY STATEMENT	65

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

COST OF PROXY SOLICITATION

We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. We will also bear the cost of soliciting votes on behalf of the Board of Directors. Zoetis will provide copies of these proxy materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities. We will enlist the help of banks, brokers and other nominee holders in soliciting proxies for the Annual Meeting of Shareholders from their customers who are beneficial owners of our stock and will reimburse those firms for related out-of-pocket expenses. We have retained Saratoga Proxy Consulting, LLC, a professional proxy solicitation firm, to help us solicit proxies. Zoetis expects that it will pay Saratoga Proxy Consulting, LLC its customary fees, estimated to be approximately $15,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Zoetis also has agreed to indemnify Saratoga Proxy Consulting, LLC against certain liabilities relating to or arising out of its engagement.

AVAILABILITY OF VOTING RESULTS

We will disclose the voting results in a Current Report on Form 8-K to be filed with the SEC within 4 business days following the 2019 Annual Meeting of Shareholders.

QUESTIONS

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the telephone numbers or address set forth below:

Saratoga Proxy Consulting, LLC

520 Eighth Avenue, 14th Floor

New York, NY 10018

Call Collect: 212-257-1311

Call Toll-Free: 888-368-0379

66	ZOETIS 2019 PROXY STATEMENT

INFORMATION ABOUT SUBMITTING SHAREHOLDER PROPOSALS AND OUR 2020 ANNUAL MEETING

Under our By-laws, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to propose an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to our Corporate Secretary at our principal executive offices. We must receive the notice within the following deadlines:

●

We must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days but no more than 120 days before the first anniversary of the prior year’s meeting. Under this provision, we must receive notice pertaining to the 2020 Annual Meeting no earlier than January 16, 2020, and no later than February 15, 2020.

●

However, if we hold the 2020 Annual Meeting on a date that is not within 25 days before or after the anniversary date of the 2019 Annual Meeting, we must receive the notice no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

●

If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business on the tenth day after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our By-laws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of the proposed business and the reason for bringing it to the meeting, any material interest of the proposing shareholder in the business and certain other information about the shareholder. In addition, the shareholder making the proposal must be a shareholder of record on both the date such shareholder provides the notice and the record date for the meeting, and either the shareholder or such shareholder’s qualified representative must appear in person at the meeting to present the nomination or proposed item of business.

Any notice that is received outside of the window specified above for proposed items of business, or that does not include all of the information required by our By-laws or comply with the other requirements of our By-laws, will not be brought before the meeting.

Additionally, our By-laws contain proxy access provisions to permit eligible shareholders — including qualifying groups of up to 20 shareholders that have continuously owned at least 3% of the company’s outstanding common stock for at least three years — to nominate director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board, and have such nominees included in the company’s annual meeting proxy materials, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-laws. Notice of proxy access director nominees must be received by our Corporate Secretary at our principal executive offices not less than 90 days but no more than 120 days before the first anniversary of the prior year’s annual meeting. Under this provision, we must receive proxy access nominations notices pertaining to the 2020 Annual Meeting no earlier than January 16, 2020, and no later than February 15, 2020.

Under SEC Rule 14a-8, if a shareholder wants us to include a shareholder proposal in our proxy statement for the 2020 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive offices no later than December 4, 2019, which is 120 calendar days before the one-year anniversary of the release date of our proxy statement for the 2019 Annual Meeting. If we change the date of our 2020 meeting by more than 30 days from the one-year anniversary of the 2019 meeting, then the deadline is a reasonable time before we print and send our proxy materials for the 2020 meeting. Any such proposal must comply with all of the requirements of SEC Rule 14a-8.

ZOETIS 2019 PROXY STATEMENT	67

INFORMATION ABOUT SUBMITTING SHAREHOLDER PROPOSALS AND OUR 2020 ANNUAL MEETING

Shareholders should mail all nominations and proposals for our 2020 Annual Meeting to our Corporate Secretary at Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054. You may obtain a copy of our By-laws from our Corporate Secretary at the same address. Our By-laws are also available online, as Exhibit 3.2 to our 2015 Annual Report on Form 10-K, which was filed with the SEC on February 24, 2016.

To reduce costs and be environmentally responsible, we have adopted an SEC-approved procedure called “householding.” Under this procedure, we may deliver a single copy of the notice of Internet availability of proxy materials and, if applicable, this proxy statement and the Annual Report, to multiple shareholders who share the same address unless we have received contrary instructions from an impacted shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the notice of Internet availability of proxy materials and, if applicable, this proxy statement and the Annual Report, to any shareholder at a shared address to which the company delivered a single copy of any of these documents. If you are a registered shareholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact our Corporate Secretary by mail at Zoetis Inc., 10 Sylvan Way, Parsippany, NJ 07054, or by phone at (973) 822-7000. If you hold shares in street name or in a Zoetis benefit plan, you may contact your brokerage firm, bank, broker-dealer, benefit plan provider, or other similar organization to request information about householding.

www.zoetis.com

68	ZOETIS 2019 PROXY STATEMENT

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 4:00 a.m., (Eastern Time), on May 15, 2019
Online Go to www.investorvote.com/ZTS or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/ZTS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:														+
		For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
	01 - Juan Ramón Alaix	☐	☐	☐	02 - Paul M. Bisaro			☐	☐	☐	03 - Frank A. D’Amelio	☐	☐	☐
	04 - Michael B. McCallister	☐	☐	☐

					For	Against	Abstain					For	Against	Abstain

2.	Advisory vote to approve our executive compensation (Say on Pay).				☐	☐	☐		3. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2019.			☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

∎	4 2 B M	+

                                 030Y0B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.envisionreports.com/ZTS

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ZTS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 15, 2019

Heidi C. Chen and Katherine H. Walden, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Zoetis Inc. to be held on May 15, 2019, or at any postponement or adjournment thereof.

If shares of Zoetis Inc. common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Zoetis Inc. common stock held in the undersigned’s name and/or account under such Employee Voting Plan in accordance with the instructions given herein, at Zoetis Inc.’s Annual Meeting of Shareholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. Employee Voting Plan shares may not be voted at the meeting. All votes of Employee Voting Plan shares must be received by 10:00 A.M., EDT, Monday, May 13, 2019, in order to be counted.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

∎	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals – The Board recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:														+
		For	Against	Abstain				For	Against	Abstain		For	Against	Abstain
	01 - Juan Ramón Alaix	☐	☐	☐	02 - Paul M. Bisaro			☐	☐	☐	03 - Frank A. D’Amelio	☐	☐	☐
	04 - Michael B. McCallister	☐	☐	☐

					For	Against	Abstain					For	Against	Abstain

2.	Advisory vote to approve our executive compensation (Say on Pay).				☐	☐	☐		3. Ratification of appointment of KPMG LLP as our independent registered public accounting firm for 2019.			☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

∎	1 U P X 4 1 4 7 1 0	+

                                 030Y1B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.edocumentview.com/ZTS

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Notice of 2019 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting – May 15, 2019

Heidi C. Chen and Katherine H. Walden, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Zoetis Inc. to be held on May 15, 2019, or at any postponement or adjournment thereof.

If shares of Zoetis Inc. common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Zoetis Inc. common stock held in the undersigned’s name and/or account under such Employee Voting Plan in accordance with the instructions given herein, at Zoetis Inc.’s Annual Meeting of Shareholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. Employee Voting Plan shares may not be voted at the meeting. All votes of Employee Voting Plan shares must be received by 10:00 A.M., EDT, Monday, May 13, 2019, in order to be counted.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)